This Post-Qualification Offering Circular Amendment No. 14 amends the Post-Qualification Offering Circular Amendment No. 13 of RSE Collection LLC, dated February 25, 2019, as qualified on March 6, 2019, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 14

SUBJECT TO COMPLETION; DATED MAY 2, 2019

RSE COLLECTION, LLC

250 LAFAYETTE STREET, 3RD FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Collection, LLC (the “Company,” “we,” “us,” or “our”). Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #69BM1	Per Unit	$57.50		$57.50
	Total Minimum	$103,500		$103,500
	Total Maximum	$115,000		$115,000

Series #85FT1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #88LJ1	Per Unit	$67.50		$67.50
	Total Minimum	$121,500		$121,500
	Total Maximum	$135,000		$135,000

Series #55PS1	Per Unit	$212.50		$212.50
	Total Minimum	$382,500		$382,500
	Total Maximum	$425,000		$425,000

Series #95BL1	Per Unit	$59.25		$59.25
	Total Minimum	$106,650		$106,650
	Total Maximum	$118,500		$118,500

Series #89PS1	Per Unit	$82.50		$82.50
	Total Minimum	$148,500		$148,500
	Total Maximum	$165,000		$165,000

Series #90FM1	Per Unit	$8.25		$8.25
	Total Minimum	$14,850		$14,850
	Total Maximum	$16,500		$16,500

Series #83FB1	Per Unit	$70.00		$70.00
	Total Minimum	$345,000		$345,000

	Total Maximum	$350,000	$350,000

Series #98DV1	Per Unit	$65.00	$65.00
	Total Minimum	$117,000	$117,000
	Total Maximum	$130,000	$130,000

Series #93XJ1	Per Unit	$99.00	$99.00
	Total Minimum	$445,500	$445,500
	Total Maximum	$495,000	$495,000

Series #06FS1	Per Unit	$39.80	$39.80
	Total Minimum	$174,125	$174,125
	Total Maximum	$209,000	$209,000

Series #02AX1	Per Unit	$54.00	$54.00
	Total Minimum	$97,200	$97,200
	Total Maximum	$108,000	$108,000

Series #99LE1	Per Unit	$34.75	$34.75
	Total Minimum	$62,550	$62,550
	Total Maximum	$69,500	$69,500

Series #91MV1	Per Unit	$19.00	$19.00
	Total Minimum	$34,200	$34,200
	Total Maximum	$38,000	$34,200

Series #92LD1	Per Unit	$55.00	$55.00
	Total Minimum	$148,500	$148,500
	Total Maximum	$165,000	$165,000

Series #80LC1	Per Unit	$127.00	$127.00
	Total Minimum	$571,500	$571,500
	Total Maximum	$635,000	$635,000

Series #72FG1	Per Unit	$63.00	$63.00
(4)	Total Minimum	$287,280	$287,280
	Total Maximum	$345,000	$345,000

Series #94DV1	Per Unit	$28.75	$28.75
	Total Minimum	$51,750	$51,750
	Total Maximum	$57,500	$57,500

Series #91GS1	Per Unit	$18.75	$18.75
(5)	Total Minimum	$34,425	$34,425
	Total Maximum	$41,250	$41,250

Series #99FG1	Per Unit	$66.25	$66.25
(5)	Total Minimum	$121,635	$121,635
	Total Maximum	$145,750	$145,750

Series #88PT1	Per Unit	$30.00	$30.00
	Total Minimum	$55,020	$55,020
	Total Maximum	$66,000	$66,000

Series #90ME1	Per Unit	$137.50	$137.50
	Total Minimum	$247,500	$247,500
	Total Maximum	$275,000	$275,000

Series #82AB1	Per Unit	$58.75	$58.75
(5)	Total Minimum	$107,865	$107,865
	Total Maximum	$129,500	$129,500

Series #00FM1	Per Unit	$24.75	$24.75
	Total Minimum	$44,550	$44,550
	Total Maximum	$49,500	$49,500

Series #94LD1	Per Unit	$119.50	$119.50
	Total Minimum	$537,750	$537,750
	Total Maximum	$597,500	$597,500

Series #02BZ1	Per Unit	$65.00	$65.00
	Total Minimum	$175,500	$175,500
	Total Maximum	$195,000	$195,000

Series #88BM1	Per Unit	$47.00	$47.00
	Total Minimum	$126,900	$126,900
	Total Maximum	$141,000	$141,000

Series #11BM1	Per Unit	$42.00	$42.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #03PG1	Per Unit	$48.00	$48.00
	Total Minimum	$129,600	$129,600
	Total Maximum	$144,000	$144,000

Series #06FG1	Per Unit	$64.00	$64.00
	Total Minimum	$288,000	$288,000
	Total Maximum	$320,000	$320,000

Series #72MC1	Per Unit	$62.25	$62.25
	Total Minimum	$112,050	$112,050
	Total Maximum	$124,500	$124,500

Series #65AG1	Per Unit	$89.25	$89.25
	Total Minimum	$160,650	$160,650
	Total Maximum	$178,500	$178,500

Series #76PT1	Per Unit	$63.30	$63.30
	Total Minimum	$170,910	$170,910
	Total Maximum	$189,900	$189,900

Series #63CC1	Per Unit	$63.00	$63.00
	Total Minimum	$113,400	$113,400
	Total Maximum	$126,000	$126,000

Series #65FM1	Per Unit	$41.25	$41.25
	Total Minimum	$74,250	$74,250
	Total Maximum	$82,500	$82,500

Series #61MG1	Per Unit	$68.00	$68.00
	Total Minimum	$306,000	$306,000
	Total Maximum	$340,000	$340,000

Series #82AV1	Per Unit	$148.75	$148.75
	Total Minimum	$267,750	$267,750
	Total Maximum	$297,500	$297,500

Series #91DP1	Per Unit	$79.50	$79.50
(4)	Total Minimum	$357,750	$357,750
	Total Maximum	$397,500	$397,500

Series #61JE1	Per Unit	$82.00	$82.00
	Total Minimum	$221,400	$221,400
	Total Maximum	$246,000	$246,000

Series #75RA1	Per Unit	$28.00	$28.00
	Total Minimum	$75,600	$75,600
	Total Maximum	$84,000	$84,000

Series #93FS1	Per Unit	$68.75	$68.75
	Total Minimum	$123,750	$123,750

	Total Maximum	$137,500	$137,500

Series #90MM1	Per Unit	$5.32	$5.32
	Total Minimum	$23,940	$23,940
	Total Maximum	$26,600	$26,600

Series #87FF1	Per Unit	$59.00	$59.00
(4)	Total Minimum	$106,200	$106,200
	Total Maximum	$118,000	$118,000

Series #12MM1	Per Unit	$62.50	$62.50
(4)	Total Minimum	$112,500	$112,500
	Total Maximum	$125,000	$125,000

Series #88LL1	Per Unit	$146.00	$146.00
	Total Minimum	$262,800	$262,800
	Total Maximum	$292,000	$292,000

Series #89FT1	Per Unit	$45.00	$45.00
	Total Minimum	$162,000	$162,000
	Total Maximum	$180,000	$180,000

Series #99SS1	Per Unit	$137.50	$137.50
	Total Minimum	$123,750	$123,750
	Total Maximum	$137,500	$137,500

Series #66AV1	Per Unit	$155.00	$155.00
	Total Minimum	$418,500	$418,500
	Total Maximum	$465,000	$465,000

Series #92CC1	Per Unit	$26.25	$26.25
	Total Minimum	$47,250	$47,250
	Total Maximum	$52,500	$52,500

Series #94FS1	Per Unit	$72.50	$72.50
	Total Minimum	$130,500	$130,500
	Total Maximum	$145,000	$145,000

(1) Cuttone & Company, LLC (the “Broker”) will be acting as a broker of record and entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” on page 306 and page 307 of the Post-Qualification Amendment to Offering Circular No. 13 for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” on page 307 of the Post-Qualification Amendment to Offering Circular No. 13 for additional information. For all offerings of the Company which closed or launch prior to the agreement with DriveWealth, signed on March 2, 2018, interests are transferred into the DriveWealth brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the Broker, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the “Platform” (the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, the “Platform”)as described in greater detail under “Plan of Distribution and Subscription Procedure” on page 303 of the Post-Qualification Amendment to Offering Circular No.13.

(4) Amounts for Series are subject to final execution of purchase option agreements.

(5) Amounts for Series are subject to final execution of purchase agreements.

RSE Collection, LLC, a Delaware series limited liability company (“we,” “us,” “our,” “RSE Collection” or the “Company”) is offering, on a best efforts basis, a minimum (the “Minimum”) to a maximum (the “Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Interests in Series Covered by this Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the Broker, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the Broker is registered as a broker-dealer.  For the avoidance of doubt, the Broker does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The interests of all series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of the Interests Offered” on page 332 of the Post-Qualification Amendment to Offering Circular No. 13 for additional information regarding the Interests.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional series of interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s automobile collection at the Membership Experience Programs. A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”.  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where Cuttone & Company, LLC is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Investor.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” on page 303 and page 332 of the Post-Qualification Amendment to Offering Circular No. 13 for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on Page 12.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the “Risk Factors” section on Page 12 for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE COLLECTION, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular1

InterestS in series covered by THIS AMENDMENT2

RISK FACTORS12

USE OF PROCEEDS – Series #88LL123

DESCRIPTION OF THE SERIES LAMBORGHINI LM00225

USE OF PROCEEDS – Series #89FT127

DESCRIPTION OF THE SERIES 1989 FERRARI TESTAROSSA29

USE OF PROCEEDS – Series #99SS131

DESCRIPTION OF THE SERIES 1999 SHELBY SERIES 133

USE OF PROCEEDS – Series #66AV135

DESCRIPTION OF THE SERIES ASTON MARTIN DB6 VANTAGE37

USE OF PROCEEDS – Series #92CC139

DESCRIPTION OF THE SERIES CORVETTE ZR141

USE OF PROCEEDS – Series #94FS143

DESCRIPTION OF THE SERIES FERRARI 348 SPIDER45

AMENDED AND RESTATED DESCRIPTION OF THE SERIES RENAULT ALPINE A11047

RSE COLLECTION, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

1

Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-10717) that we filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No. 13 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Cautionary Statement Regarding Forward-Looking Statements

Offering Summary

Potential Conflicts of Interest

Dilution

Use of Proceeds and Asset Descriptions through Post-Qualification Amendment to Offering Circular No. 13

Plan of Distribution and Subscription Procedure

Management

Compensation

Description of Interests Offered

Material United States Tax Considerations

Where to Find Additional Information

2.Form 1-K for the Fiscal Year Ended December 31, 2018 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Description of the Business

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Directors, Executive Officers, and Significant Employees

Security Ownership of Management and Certain Securityholders

1.Form 1-U for the Sale of Series #00FM1 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

Item 9. Other Events

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

InterestS in series covered by THIS AMENDMENT

The following disclosures are located in the Post-Qualification Amendment to Offering Circular No. 13 under “Use of Proceeds” and “Description of the Series”.

The table below shows key information related to each Series covered by this Amendment and is included in the Master Series Table.

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#77LE1 / Series #77LE1	1977 Lotus Esprit S1	$38.85	$77,701	Purchase Option Agreement	11/17/2016	4/13/2017	Closed	$3,967	2,000

• Acquired Underlying Asset for $69,400 on 10/03/2016
• Acquisition financed through a $69,400 loan from an Officer of the Manager
• $77,700 Offering closed on 04/13/2017 and the loan plus $241 of accrued interest and other obligations were repaid with the proceeds
• (3)(4)(5)

#69BM1 / Series Boss Mustang	1969 Ford Mustang Boss 302	$57.50	$115,000	Upfront Purchase	11/20/2017	2/7/2018	Closed	$2,988	2,000

• Acquired Underlying Asset for $102,395 on 10/31/2016 financed through a $5,000 down-payment by the Manager and a $97,395 loan from an Officer of the Manager
• $115,000 Offering closed on 02/07/2018 and the loan plus $821 of accrued interest and other obligations were repaid with the proceeds
• (3)(4)

#85FT1 / Series Ferrari Testarossa	1985 Ferrari Testarossa	$82.50	$165,000	Upfront Purchase	11/23/2017	2/15/2018	Closed	$0	2,000

• Acquired Underlying Asset for $172,500 on 06/01/2017 financed through a $47,500 loan from an Officer of the Manager and $125,000 loan from J.J. Best Banc & Co (3rd Party Lender)
• $165,000 Offering closed on 02/15/2018 and all loans plus accrued interest of $401 and $5,515 and other obligations were repaid with the proceeds
• (3)(4)

#88LJ1 / Series Lamborghini Jalpa	1988 Lamborghini Jalpa	$67.50	$135,000	Upfront Purchase	2/9/2018	4/12/2018	Closed	$581	2,000

• Acquired Underlying Asset for $127,176 on 11/23/2016 financed through a $7,500 down-payment by the Manager and a $119,676 loan from an Officer of the Manager
• $135,000 Offering closed on 04/12/2018 and the loan plus $1,126 of accrued interest was repaid with the proceeds
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#55PS1 / Series Porsche Speedster	1955 Porsche 356 Speedster	$212.50	$425,000	Purchase Option Agreement	4/2/2018	6/6/2018	Closed	$0	2,000

• Purchase Option Agreement to acquire Underlying Asset for $405,000 entered on 07/01/2017
• At the time of the agreement there was a $30,000 non-refundable upfront fee that was financed through a $20,000 loan by an Officer of the Manager and a $10,000 down-payment by the Manager
• Subsequently a $100,000 refundable upfront fee was made and financed through a loan to the Company from an Officer of the Manager
• $425,000 Offering closed on 06/06/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• (3)(4)

#95BL1 / Series BMW M3 Lightweight	1995 BMW E36 M3 Lightweight	$59.25	$118,500	Upfront Purchase	6/1/2018	7/12/2018	Closed	$0	2,000

• Acquired Underlying Asset for $112,500 on 03/28/2018 financed through a $22,500 non-interest-bearing down-payment by Manager, $10,000 loan from an officer of the Manager and an $80,000 loan from J.J. Best & Company (3rd Party Lender)
• $118,500 Offering closed on 07/12/2018 and all loans and other obligations were repaid with the proceeds
• (3)(4)

#89PS1 / Series Porsche 911 Speedster	1989 Porsche 911 Speedster	$82.50	$165,000	Purchase Option Agreement	7/23/2018	7/31/2018	Closed	$1,870	2,000

• Purchase Option Agreement to acquire minority equity stake (38%) in Underlying Asset entered on 06/21/2018 for a total cash consideration of $61,000, which valued Underlying Asset at $160,000
• $165,000 Offering closed on 07/31/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• The Automobile Seller ultimately retained 60% of Interests
• (3)(4)

#90FM1 / Series Ford Mustang 7-Up Edition	1990 Ford Mustang 7Up Edition	$8.25	$16,500	Purchase Option Agreement	7/24/2018	7/31/2018	Closed	$474	2,000

• Purchase Option Agreement to acquire majority equity stake (72%) in Underlying Asset entered on 06/15/2018 for a total cash consideration of $10,375, which valued the Underlying Asset at $14,500
• $16,500 Offering closed on 07/31/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• The Automobile Seller ultimately retained 25% of Interests
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#83FB1 / Series Ferrari 512	1983 Ferrari 512 BBi	$70.00	$350,000	Purchase Option Agreement	7/23/2018	9/5/2018	Closed	$9,322	5,000

• Purchase Option Agreement to acquire Underlying Asset for $330,000 entered on 10/30/2017
• $350,000 Offering closed on 09/05/2018 and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds
• (3)(4)

#98DV1 / Series Dodge Viper GTS-R	1998 Dodge Viper GTS-R	$65.00	$130,000	Upfront Purchase	9/27/2018	10/10/2018	Closed	$2,390	2,000

• Acquired Underlying Asset for $120,000 on 06/28/2018 financed through a $40,000 non-interest-bearing down-payment by Manager and a $80,000 loan from an Officer of the Manager
• $130,000 Offering closed on 10/10/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)(4)

#06FS1 / Series Ferrari F430 Spider	2006 Ferrari F430 Spider "Manual"	$39.80	$199,000	Purchase Option Agreement	10/12/2018	10/19/2018	Closed	$893	5,000

• Purchase Option Agreement to acquire Underlying Asset for $192,500 entered on 10/05/2018
• $199,000 Offering closed on 10/19/2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)(4)

#93XJ1 / Series Jaguar XJ220	1993 Jaguar XJ220	$99.00	$495,000	Purchase Option Agreement	8/22/2018	11/6/2018	Closed	$0	5,000

• Purchase Option Agreement to acquire Underlying Asset for $460,000 entered on 12/15/2017
• Down-payment of $170,000 on 03/02/2018, financed through a $25,000 loan from an Officer of the Manager and a $145,000 loan from an affiliate of the Manager
• The $145,000 loan from an affiliate of the Manager plus $4,767 of accrued interest was subsequently repaid on 06/30/2018 and replaced by a $145,000 non-interest-bearing payment from the Manager
• Final payment of $290,000 on 07/30/2018 financed through a non-interest-bearing payment from the Manager
• In addition to the acquisition of the Series, the proceeds from the Series Offering were used to finance $26,500 of refurbishments to the Underlying Asset
• $495,000 Offering closed on 11/06/2018 and the Series repaid the non-interest-bearing payments made to the Company by the Manager and other obligations through the proceeds
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#02AX1 / Series Acura NSX-T	2002 Acura NSX-T	$54.00	$108,000	Upfront Purchase	11/16/2018	11/30/2018	Closed	$2,009	2,000

• Acquired Underlying Asset for $100,000 on 09/19/2018 financed through a loan from an Officer of the Manager
• $108,000 Offering closed on 11/30/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)(4)

#99LE1 / Series Lotus Sport 350	1999 Lotus Esprit Sport 350	$34.75	$69,500	Upfront Purchase	11/23/2018	12/4/2018	Closed	$1,811	2,000

• Acquired Underlying Asset for $62,100 on 10/12/2018 financed through a loan from an officer of the Manager
• $69,500 Offering closed on 12/04/2018 and the loan plus accrued interest and other obligations were paid through the proceeds
• (3)(4)

#91MV1 / Series Mitsubishi VR4	1991 Mitsubishi 3000GT VR4	$19.00	$38,000	Upfront Purchase	11/28/2018	12/7/2018	Closed	$623	2,000

• Acquired Underlying Asset for $33,950 on 10/12/2018 financed through a non-interest-bearing payment by the Manager
• $38,000 Offering closed on 12/7/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)(4)

#92LD1 / Series Lancia Martini 5	1992 Lancia Delta Integrale Evo "Martini 5"	$55.00	$165,000	Upfront Purchase	12/7/2018	12/26/2018	Closed	$2,219	3,000

• Acquired Underlying Asset for $146,181 on 10/09/2018 financed through a non-interest-bearing payment from the Manager
• $165,000 Offering closed on 12/26/2018 and payment made by the Manager and other obligations were paid through the proceeds
• (3)(4)

#94DV1 / Series Dodge Viper RT/10	1994 Dodge Viper RT/10	$28.75	$57,500	Purchase Option Agreement	12/11/2018	12/26/2018	Closed	$1,841	2,000

• Purchase Option Agreement to acquire Underlying Asset for $52,500 entered on 10/05/2018
• Payment of $52,500 on 10/26/2018 financed through a non-interest-bearing payment by the Manager
• $57,500 Offering closed on 12/26/2018 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#00FM1 / Series Ford Mustang Cobra R	2000 Ford Mustang Cobra R	$24.75	$49,500	Upfront Purchase	12/21/2018	1/4/2019	Sold	$892	2,000

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for Series Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series
• (3)(4)

#72MC1 / Series Mazda Cosmo Sport	1972 Mazda Cosmo Sport Series II	$62.25	$124,500	Purchase Option Agreement	12/28/2018	1/4/2019	Closed	$2,548	2,000

• Purchase Option Agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018
• $124,500 Offering closed on 01/04/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 40% of Interests
• (3)(4)

#06FG1 / Series Ford GT	2006 Ford GT	$64.00	$320,000	Purchase Agreement	12/14/2018	1/8/2019	Closed	$3,354	5,000

• Purchase Agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds
• (3)(4)

#11BM1 / Series BMW 1M	2011 BMW 1M	$42.00	$84,000	Purchase Option Agreement	1/8/2019	1/25/2019	Closed	$517	2,000

• Purchase Option Agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#80LC1 / Series Lamborghini Countach LP400 S Turbo	1980 Lamborghini Countach LP400 S Turbo	$127.00	$635,000	Purchase Option Agreement	1/17/2019	2/8/2019	Closed	$9,866	5,000

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 7.50% of Interests
• (3)(4)

#02BZ1 / Series BMW Z8	2002 BMW Z8	$65.00	$195,000	Purchase Agreement	1/6/2019	2/8/2019	Closed	$2,620	3,000

• Purchase Agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/14/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds
• (3)(4)

#88BM1 / Series BMW E30 M3	1988 BMW E30 M3	$47.00	$141,000	Upfront Purchase	1/11/2019	2/25/2019	Closed	$465	3,000

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)(4)

#63CC1 / Series Corvette Split Window	1963 Chevrolet Corvette Split Window	$63.00	$126,000	Upfront Purchase	3/8/2019	3/18/2019	Closed	$1,618	2,000

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#76PT1 / Series Porsche Turbo Carrera	1976 Porsche 911 Turbo Carrera	$63.30	$189,900	Upfront Purchase	3/15/2019	3/22/2019	Closed	$1,893	3,000

• Acquired the Underlying Asset for $179,065 on 11/27/2018 financed through a non-interest-bearing payment from the Manager
• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds
• (3)(4)

#75RA1 / Series Renault Alpine A110	1975 Renault Alpine A110 1300	$28.00	$84,000	Purchase Agreement	3/29/2019	4/9/2019	Closed	$3,751	3,000

• Purchase Agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/23/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)(4)

#65AG1 / Series Alfa Romeo Giulia SS	1965 Alfa Romeo Giulia Sprint Speciale	$89.25	$178,500	Upfront Purchase	4/5/2019	4/16/2019	Closed	$1,970	2,000

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)(4)

#93FS1 / Series Ferrari 348TS SS	1993 Ferrari 348TS Serie Speciale	$68.75	$137,500	Purchase Option Agreement	4/12/2019	4/22/2019	Closed	$1,355	2,000

• Purchase Option Agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019
• Down-payment of $10,000 on 01/19/2019 and final payment of 120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager
• $137,500 Offering closed on 04/22/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)(4)

#90MM1 / Series Mazda Miata	1990 Mazda Miata MX-5	$5.32	$26,600	Purchase Option Agreement	4/17/2019	4/26/2019	Closed	$934	5,000

• Purchase Option Agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• (3)(4)

#61JE1 / Series Jaguar E-Type	1961 Jaguar E-Type	$82.00	$246,000	Upfront Purchase	4/19/2019	4/26/2019	Closed	$3,858	3,000

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds
• (3)(4)

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#72FG1 / Series Ferrari 365 GTC/4	1972 Ferrari 365 GTC/4	$63.00	$345,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$3,563	4,560	5,476	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#82AB1 / Series Alpina B6	1982 Alpina B6 2.8	$58.75	$129,250	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$4,687	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#99FG1 / Series Ferrari 456M GT	1999 Ferrari 456M GT	$66.25	$145,750	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$2,902	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#91GS1 / Series GMC Syclone	1991 GMC Syclone	$18.75	$41,250	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$2,001	1,833	2,200	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#91DP1 / Series DeTomaso Pantera	1991 DeTomaso Pantera Si	$79.50	$397,500	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$2,915	4,500	5,000	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#12MM1 / Series McLaren MP4-12C	2012 McLaren MP4-12C	$62.50	$125,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$3,848	1,800	2,000	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#87FF1 / Series Ferrari 412	1987 Ferrari 412	$59.00	$118,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$1,248	1,800	2,000	• Negotiations for a Purchase Option Agreement to acquire Underlying Asset ongoing • (6)
#03PG1 / Series Porsche GT2	2003 Porsche 911 GT2	$48.00	$144,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$1,612	2,700	3,000

• Purchase Option Agreement, to acquire the Underlying Asset for $137,000, entered on 10/24/2018
• Down-payment of $13,500 on 10/26/2018 and payment of 123,500 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager

#90ME1 / Series Mercedes Evo II	1990 Mercedes 190E 2.5-16 Evo II	$137.50	$275,000	Upfront Purchase	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Hold	$1,731	1,800	2,000	• Acquired Underlying Asset for $251,992 on 11/02/2018 through a non-interest-bearing payment by the Manager
#88PT1 / Series Porsche 944 Turbo S	1988 Porsche 944 Turbo S	$30.00	$66,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$90	1,833	2,200

• Purchase Option Agreement to acquire the Underlying Asset for $59,635 entered on 04/26/2019 with expiration on 06/26/2019

• Down-payment of 12,069 on 04/30/2019 was made and financed through a non-interest-bearing payment from the Manager

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#94LD1 / Series Lamborghini Diablo Jota	1994 Lamborghini Diablo SE30 Jota	$119.50	$597,500	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$11,700	4,500	5,000

• Purchase Agreement to acquire Underlying Asset for $570,000 entered on 10/09/2018
• Downpayment of $57,000 on 10/26/2018, additional payment of $43,000 on 12/28/2018 and final payment of $470,000 on 02/15/2019 were made and financed through non-interest-bearing payments from the Manager

#65FM1 / Series Mustang Fastback	1965 Ford Mustang 2+2 Fastback	$41.25	$82,500	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$2,163	1,800	2,000

• Purchase Agreement to acquire Underlying Asset for $75,000 entered on 12/04/2018
• Down-payment of $20,000 on 12/14/2018, additional payment of $20,000 on 01/03/2019 and final payment of $35,000 on 03/10/2019 were made and financed through non-interest-bearing payments from the Manager

#61MG1 / Series Maserati 3500GT	1961 Maserati 3500GT	$68.00	$340,000	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$4,869	4,500	5,000

• Purchase Agreement to acquire the Underlying Asset for $325,000 entered on 12/04/2018
• Down-payment of $32,500 on 12/14/2018 and final payment of $292,500 on 04/05/2019 were made and financed through non-interest-bearing payments from the Manager

#82AV1 / Series Aston Martin Oscar India	1982 Aston Martin V8 Vantage Oscar India	$148.75	$297,500	Upfront Purchase	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$3,497	1,800	2,000	• Acquired Underlying Asset for $285,000 on 12/10/2018 through a non-interest-bearing payment from the Manager
#88LL1 / Series Lamborghini LM002	1988 Lamborghini LM002	$146.00	$292,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$3,939	1,800	2,000

• Purchase Option Agreement to acquire the Underlying Asset for $275,000 entered on 03/22/2019 with expiration on 05/22/2019
• Down-payment of $27,500 on 03/30/2019 was made and financed through a non-interest-bearing payment from the Manager

#89FT1 / Series Ferrari Testarossa	1989 Ferrari Testarossa	$45.00	$180,000	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$185	3,600	4,000	• Purchase Option Agreement to acquire the Underlying Asset for $172,500 entered on 03/20/2019 with expiration on 06/20/2019
#99SS1 / Series Shelby Series 1	1999 Shelby Series 1	$137.50	$137,500	Upfront Purchase	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$2,762	900	1,000	• Acquired Underlying Asset for $126,500 on 04/04/2019 financed through a non-interest-bearing payment from the Manager
#66AV1 / Series Aston Martin DB6 Vantage	1966 Aston Martin DB6 Vantage	$155.00	$465,000	Upfront Purchase	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$23,274	2,700	3,000	• Acquired Underlying Asset for $430,000 on 04/22/2019 financed through a non-interest-bearing payment from the Manager
#92CC1 / Series Corvette ZR1	1992 Chevrolet Corvette ZR1	$26.25	$52,500	Purchase Option Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$3,046	1,800	2,000	• Purchase Option Agreement to acquire the Underlying Asset for $45,000 entered on 04/29/2019 with expiration on 06/29/2019

Series / Series Name	Underlying Asset	Offering Price per Interest	Maximum Offering Size	Agreement Type	Opening Date	Closing Date	Status	Maximum Sourcing Fee	Minimum Membership Interests	Maximum Membership Interests	Comments
#94FS1 / Series Ferrari 348 Spider	1994 Ferrari 348 Spider	$72.50	$145,000	Purchase Agreement	Q2 2019 or Q3 2019	Q2 2019 or Q3 2019	Upcoming	$2,635	1,800	2,000

• Purchase Option Agreement to acquire the Underlying Asset for $135,000 entered on 04/26/2019 with expiration on 06/26/2019
• Down-payment of 13,500 on 04/29/2019 was made and financed through a non-interest-bearing payment from the Manager

        Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

(2)Interests sold in Series is limited to 2,000 Qualified Purchasers with a maximum of 500 Non-Accredited Investors.

(3)Fees represent actual fees paid at closing of the offerings.

(4)Represents actual number of Interests sold in completed Offering.

(5)Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s Offering Circular (as amended). All other Interests in Series of the Company were issued under Tier 2 of Regulation A+.

(6)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change

12

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or any Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate offering price of a particular offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

Lack of operating history.

The Company and each Series were recently formed and have not generated any revenues and have no operating history upon which prospective investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

Limited Investor appetite.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed series of interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional underlying assets through the issuance of further series of interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional series of interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of interests of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).

There are few, if any, businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe other companies crowdfunding collectible automobiles or proposing to run a platform for crowdfunding of interests in collectible automobiles is very limited to date.  The Company and the Interests may not gain market acceptance from potential investors, potential Automobile Sellers or service providers within the collectible automobile industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably.  This could impact the issuance of further series of interests and additional underlying assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional underlying assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on automobile insurance and the ability to monetize underlying assets through collectible automobile museums or other Membership Experience Programs, as described in “Description of the Business – Business of the Company,” that would require the Company to own a substantial number of underlying assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the automobile at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (“Operating Expenses Reimbursement Obligation(s)”), or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a series could result in dilution of the holders of that Series.

Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the underlying assets and for the Manager to maintain the Platform.  As RSE Markets and the Asset Manager have only been in existence since April 2016 and is an early-stage startup company, it has no significant operating history within the automobile sector, which would evidence its ability to source, acquire, manage and utilize the underlying assets.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the underlying assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one underlying asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of investors between series of interests.

The Company is structured as a Delaware series limited liability company that issues a separate series of interests for each Underlying Asset.  Each series of interests will merely be a separate series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them.  Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the Platform.

The highly automated nature of the Platform through which potential investors may acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about investors, the Automobile Sellers and the underlying assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Manager or the Company’s service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, investors, users and the Automobile Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the Automobile Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Company and the Platform and the Company could lose investors and the Automobile Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them at the Membership Experience Programs.

Use of broker for liquidity.

The Manager may arrange for some of the interests it holds in a series of interests to be sold by a broker pursuant to a “10b5-1 trading plan” pursuant to which the Company or its affiliates may sell interests at the discretion of their brokers or pursuant to a formula.  There is a risk that this may result in too many Interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

In addition, the Manager intends to enter into an arrangement with one or more registered broker-dealers that would, subject to state and federal securities laws and the transfer restrictions under the Operating Agreement, facilitate the resale of securities acquired by investors on the Platform and potentially help provide liquidity to investors through an auction process or other trading mechanism (see “Description of the Business – Liquidity Platform” for additional information). There can be no guarantee that such liquidity or a market-clearing price will be established for any of the securities at such time as an investor desires to sell their securities or at all. Investors should be aware that the availability of any means of secondary sales on the Platform does not guarantee the ability to purchase or sell Interests on the secondary market. The ability to sell is in large part dependent on the market supply and demand at the time, as well as the availability of applicable exemptions under state and federal securities laws and the ability to sell or purchase under the Company’s Operating Agreement, and accordingly there can be no guarantee that an investor will be able to sell its interests at the desired time, if at all.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of collectible automobiles and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

The Interests are being sold by Cuttone, which is a registered broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and member of FINRA and is registered in each state where the offer and sales of the Interests will occur, and it is anticipated that Interests will be offered and sold only in states where Cuttone is registered as a broker-dealer. If a regulatory authority determines that the Manager, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Manager may need to stop operating and therefore, the Company would not have an entity managing the Underlying Asset.  In addition, if the Manager is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that any series of interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the underlying assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset

Manager may be forced to liquidate and wind up each series of interests or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks specific to the collectible automobile industry

Potential negative changes within the collectible automobile industry.

The collectible automobile industry is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the automobile industry in general, including, but not limited to, economic downturns and volatile fuel prices as well as availability of desirable underlying assets. Changes in the collectible automobile industry could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them at the Membership Experience Programs to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only collectible automobiles) any downturn in the collectible automobiles industry is likely to impact the value of the Underlying Assets, and consequently the value of the Interests.  Furthermore, as collectable automobiles are a collectible item, the value of such collectable automobiles may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as collectable automobiles.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for collectible goods, including collectible automobiles.

Volatility of demand for luxury goods as evidenced by the S&P Global Luxury index, in particular high value collectible automobiles, may adversely affect a Series’ ability to achieve its investment purpose.  The collectible automobile market has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g. American muscle cars).  Demand for high value collectible automobiles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collectible automobile and enthusiast community resulting in changes of which automobile brands and models are most sought after.  Demand for collectible automobiles may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as the availability and cost of financing, prices of parts and components, insurance, storage, transport, fuel costs and governmental regulations, including tariffs, import regulation and other taxes, including taxes on collectible goods, resulting in limitations to the use of collectible automobiles or collectible goods more generally.  Volatility in demand may lead to volatility in the value of collectible automobiles, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional underlying assets through the issuance of further series of interests and monetizing them at the Membership Experience Programs to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of series of interests and acquisition of more underlying assets, thus limiting the benefits the Investors already holding series of interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance) and other monetization opportunities (e.g., hosting car shows with the collection of underlying assets).  These effects may have a more pronounced impact given the limited number of underlying assets held by the Company in the short-term.

Difficulties in determining the value of the underlying assets.

As explained in the “Description of the Business” section, collectible automobiles are difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for collectible automobiles than exists from current means.  Until the Platform has created such a market, valuations of the underlying assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Automobile Seller or other data provided by third parties (e.g., auction results, accident records and previous sales history).  The Manager sources data from reputable valuation providers in the industry, including but not limited to the Hagerty Group (“Hagerty”), Kidston, HAGI, NADA, HI-BID and others; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.  Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Risks relating to the Underlying Assets

Potential loss of or damage to the Underlying Assets.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs.  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.  Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs to include models where individual investors may, in the sole discretion of the Manager, be able to become the caretaker of underlying assets, including the Underlying Assets associated with Interests being offered hereunder, for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all investors in any underlying assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any underlying asset if utilized in such models.

Competition in the collectible automobile industry from other business models.

There is potentially significant competition for the underlying assets from many different market participants.  While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectible automobile dealers and auction houses continue to play an increasing role. In addition, the underlying market is being driven by the increasing number of widely popular collectible automobile TV shows, including Jay Leno’s Garage, Wayne Carini’s Chasing Classic Cars and Mike Brewer’s and Edward China’s Wheeler Dealers.  This competition may impact the liquidity of the Interests, as it is dependent on the Company acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or wine, who may decide to enter the collectible automobile market as well.

Potentially high storage, maintenance and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage.  The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets.  It is anticipated that as the Company acquires more underlying assets, the Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale.  These reductions are dependent on the Company acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to the Underlying Assets, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” section also for further details of the impact of these costs on returns to Investors.

Refurbishment and inability to source original parts.

There may be situations in the future that require the Company to undertake refurbishments of an Underlying Asset (e.g., due to natural wear and tear and through the use of such Underlying Assets at Membership Experience Programs).  For example, the Company undertook various refurbishments to the Series Lamborghini Jalpa as described in the “Description of the Series Lamborghini Jalpa” section and the Series Jaguar XJ220 as described in the “Description of the Series Jaguar XJ220.”  Where it does so, it will be dependent on the performance of third-party contractors and sub-contractors and may be exposed to the risks that a project will not be completed within budget, within the agreed timeframe or to the agreed specifications.  While the Company will seek to mitigate its exposure, any failure on the part of a contractor to perform its obligations could adversely impact the value of any Underlying Assets and therefore, the value of the Interests related to such Underlying Assets.

In addition, the successful refurbishment of the collectible automobiles may be dependent on sourcing replacement original and authentic parts.  Original parts for collectible automobiles are rare and in high demand and, therefore, at risk of being imitated.  There is no guarantee that any parts sourced for any Underlying Assets will be authentic (e.g., not a counterfeit).  If such parts cannot be sourced or, those parts that are sourced are not authentic, the value of the Underlying Assets and therefore, the value of the related Interests, may be materially adversely affected.  Furthermore, if any Underlying Asset is damaged, we may be unable to source original and authentic parts for that Underlying Asset, and the use of non-original or in authentic parts may decrease the value of the Underlying Asset.

Insurance may not cover all losses.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

Dependence on the brand of the manufacturer of underlying assets.

The underlying assets of the Company will consist of automobiles from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the underlying assets, and therefore, each Series of Interests, may be influenced by the general perception of the automobiles that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of automobiles produced by certain manufacturers being damaged.  This in turn may have a negative impact on the underlying assets made by such manufacturers and, in particular, the value of the underlying assets and, consequently, the value of the series of interests that relate to such underlying asset.

Dependence of an underlying asset on prior user or association.

The value of an underlying asset of the Company may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films (prior to or following the acquisition of the underlying asset by the Company). For example, we believe the 911 Speedster has additional value due to its prior ownership by Jerry Seinfeld.  In the event that such person or group loses public affection, then this may adversely impact the value of the underlying asset and therefore, the series of interests that relate to such underlying asset.

Title or authenticity claims on an underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible automobiles or parts), or that such claims may arise after acquisition of an underlying asset by a Series of Interests.  The Company may not have complete ownership history or maintenance records for an underlying asset.  In particular, the Company does not have the complete ownership history of the Series Boss Mustang from the original sale of the vehicle in 1969 to the purchase of the Series Boss Mustang by the Company in 2016.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Automobile Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.

Forced sale of underlying assets.

The Company may be forced to cause its various series to sell one or more of the underlying assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the underlying assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the underlying assets.  In addition, there may be liabilities related to the underlying assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs including track-day events, “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the underlying assets” for further details on the risks of escalating costs and expenses of the underlying assets.

Assets may not be held long term

The Company intends to hold the series for an extended period but may receive unsolicited offers to purchase the series’ underlying asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, the underlying asset would be sold, exited from the platform with proceeds of the sale distributed to its series’ interest holders. Even though the Advisory Board deems the sale to generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a series of interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Automobile Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular series of interest or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted.  Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering.  No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period.  It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where Cuttone is not registered as a broker-dealer.  If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Exclusive forum and waiver of jury trial.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury.  These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS – Series #88LL1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #88LL1 Asset Cost (1)	$275,000	94.18%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$5,000	1.71%
	Accrued Interest	$0	0.00%
	Brokerage Fee (Assuming the manager acquires 2.00% of Interests and the Asset Seller retained 0.00% of Interests) (2)	$2,146	0.74%
	Offering Expenses (3)	$2,190	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$3,000	1.03%
	Registration and other vehicle-related fees	$300	0.10%
	Finder Fee	$0	0.00%
	Marketing Materials	$600	0.21%
	Sourcing Fee (Assuming the Manager acquires 2.00% of Interests)	$3,764	1.29%
	Total Fees and Expenses	$12,000	4.11%
	Total Proceeds	$292,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of the Series Interests to the Manager, its affiliates, or the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/22/2019
Expiration Date of Agreement	5/22/2019
Downpayment Amount	$27,500
Installment 1 Amount	$247,500
Installment 2 Amount	$0
Minimum Brokerage Fee	$1,971
Maximum Brokerage Fee	$2,146
Custody Fee	$2,190
Acquisition Expenses	$3,900
Minimum Sourcing Fee	$3,764
Maximum Sourcing Fee	$3,939

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the minimum to the maximum Brokerage Fee listed in the Series Detail Table to the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the minimum to maximum Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series Interests.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES LAMBORGHINI LM002

Investment Overview

●Upon completion of the Series #88LL1 Offering, Series #88LL1 will purchase a 1988 Lamborghini LM002 (at times described as the “LM002” throughout this Offering Circular) as the underlying asset for Series #88LL1 (the “Series Lamborghini LM002” or the “Underlying Asset” with respect to Series #88LL1, as applicable), the specifications of which are set forth below.

●In 1977 Lamborghini built its first military prototype vehicle, named internally at the “Cheetah,” to compete for the American government contract that would eventually be awarded to AM General for the Humvee.

●Lamborghini made the most of this failure by tasking engineer Giulio Alfieri to turn the Cheetah’s 4x4 platform into a usable road-going model for the general public.

●Alfieri’s first rendition, the “LM001,” used a rear-mounted V-8 engine. The LM002 used a more conventional front-engine setup and implemented the Lamborghini Countach V-12 in place of the LM001’s V-8.

●The LM002 was unveiled at the 1986 Brussels Auto Show, and became known in the US as the “Rambo-Lambo”

●The Series Lamborghini LM002 is 1 of only 328 examples of the LM002 built from 1986 to 1993 and 1 of 40 carbureted examples.

●The Series Lamborghini LM002 presents in highly original condition and retains all factory accessories. Highly desirable Pirelli Scorpion tires are also retained.

●Notable owners of other LM002s include Sylvester Stallone, Tina Turner, Van Halen, Malcolm Forbes, Mike Tyson, H.R.H. King Hassan of Morocco, and Pablo Escobar.

Asset Description

Ownership & Maintenance History

●As with many older Lamborghinis, early ownership history is not fully known. The earliest entries on the Underlying Asset’s Carfax place the vehicle in California beginning in 1992. The Underlying Asset subsequently went to Miami in 2004 and New York in 2007.

●The Underlying Asset has appeared at three major auctions, including Barrett-Jackson in 1993, Gooding & Co’s Scottsdale sale in 2015 and the RM Sotheby’s 2018 Monterey sale, where it did not sell.

●The Underlying Asset joined a private collection in Texas in 2015 after trading hands at Gooding & Co’s Scottsdale sale. This owner added fewer than 100 miles between acquiring the Underlying Asset and consigning it with RM Sotheby’s in 2018. Ahead of the 2018 RM Sotheby’s Monterey Sale, the Underlying Asset was serviced and thoroughly detailed, including steam cleaning of the engine and underside. Following a no-sale at Monterey, the Underlying Asset was acquired by a Texas-based collector car dealership.

●The car has recently been serviced and detailed in preparation for the offering to Rally Rd investors.

Notable Features

●Includes optional factory tool box, original owner’s manual, and original tonneau cover

●In 2011, the dashboard was signed by Valentino Balboni, Lamborghini’s legendary test driver

●Original Pirelli Scorpion tires are retained and included with vehicle

●Early carbureted “down-draft” engine

Notable Defects

●The Underlying Asset is believed to have original paint, though we do not have sufficient information to rule out a possible repaint in its original color early in its life. This was typical for LM002s, as paint quality from the factory was often lacking.

●The paint has slight chipping throughout, including the driver’s door, and several paint runs are apparent.

Details

Series 1988 Lamborghini LM002
Year	1988
Production Total	326
Mileage	29,749 km
Engine	5.2L V12
Transmission	5-Speed Manual
Color EXT	Acapulco Blue
Color INT	Grey
Documentation	Original owner’s manual
Condition	Largely original with single repaint
Books/manuals/tools	Yes
Restored	No
Paint	Original (believed)
Vin #	ZA9LU45A9JLA12120
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Lamborghini LM002 going forward.

USE OF PROCEEDS – Series #89FT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89FT1 Asset Cost (1)	$172,500	95.83%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$1,700	0.94%
	Accrued Interest	$0	0.00%
	Brokerage Fee (Assuming the manager acquires 2.00% of Interests and the Asset Seller retained 0.00% of Interests) (2)	$1,323	0.74%
	Offering Expenses (3)	$1,350	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,350	1.31%
	Registration and other vehicle-related fees	$300	0.17%
	Finder Fee	$0	0.00%
	Marketing Materials	$400	0.22%
	Sourcing Fee (Assuming the Manager acquires 2.00% of Interests)	$77	0.04%
	Total Fees and Expenses	$5,800	3.22%
	Total Proceeds	$180,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of the Series Interests to the Manager, its affiliates, or the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/20/2019
Expiration Date of Agreement	6/20/2019
Downpayment Amount	$0
Installment 1 Amount	$172,500
Installment 2 Amount	$0
Minimum Brokerage Fee	$1,215
Maximum Brokerage Fee	$1,323
Custody Fee	$1,350.00
Acquisition Expenses	$3,050.00
Minimum Sourcing Fee	$77
Maximum Sourcing Fee	$185

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the minimum to the maximum Brokerage Fee listed in the Series Detail Table to the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the minimum to maximum Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series Interests.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1989 FERRARI TESTAROSSA

Investment Overview

●Upon completion of the Series #89FT1 Offering, Series #89FT1 will purchase a 1989 Ferrari Testarossa (at times described as the “1989 Testarossa” throughout this Offering Circular) as the underlying asset for Series #89FT1 (the “Series 1989 Ferrari Testarossa” or the “Underlying Asset” with respect to Series #89FT1, as applicable), the specifications of which are set forth below.

●The Ferrari Testarossa represents a commercially successful effort to create a 12-cylinder flagship Ferrari with increased usability yet better performance than its 12-cylinder predecessors. These advancements were packaged in a Pininfarina designed body with a 0.36 coefficient of drag. This model was especially significant as the first 12-cylinder Ferrari sold in North America since the 1973 Daytona model.

●Only 261 US specification Testarossas were produced for the 1989 model year out of a total production of 1,126. The Series 1989 Ferrari Testarossa is finished in Azzurro Metallizzato paint over Blue Leather.

●The Series 1989 Ferrari Testarossa has had only one owner from new, shows 5,415 original miles on the odometer, retains service records from new, and is Ferrari Classiche certified.

Asset Description

Ownership & Maintenance History

●The Series 1989 Ferrari Testarossa has been in a personal collection since new and was always serviced at Ferrari Lake Forest in Lake Bluff, Illinois. The Underlying Asset includes service records dating back to 1990.

●The Series 1989 Ferrari Testarossa received a major service on March 27, 2018 at Ferrari Lake Forest, including an engine removal to replace timing belts.

●The Series 1989 Ferrari Testarossa is certified as original specification by the Ferrari Classiche department.

Notable Features

●Azzurro Metallizzato exterior paint

●Ferrari Classiche certification

●Original books and tools

Notable Defects

●The Underlying Asset presents in condition commensurate with mileage and frequency of servicing.

●Small chips are visible on the hood and lower valence commensurate with mileage and driving frequency.

Details

Series 1989 Ferrari Testarossa
Year	1989
Production Total (‘89 Testarossa)	1,126 (global) 261 (US market spec)
Mileage	5,415 miles
Engine	4.9 liter 12-cylinder
Transmission	5 Speed, Manual
Color EXT	Azzurro Metallizzato
Color INT	Blue
Documentation	Carfax, service records, Ferrari Classiche certificate
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFSG17A5K0081137
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1989 Ferrari Testarossa going forward.

USE OF PROCEEDS – Series #99SS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #99SS1 Asset Cost (1)	$126,500	92.00%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$75	0.05%
	Cash on Series Balance Sheet	$2,500	1.82%
	Accrued Interest	$0	0.00%
	Brokerage Fee (Assuming the manager acquires 2.00% of Interests and the Asset Seller retained 0.00% of Interests) (2)	$1,011	0.74%
	Offering Expenses (3)	$1,031	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$716	0.52%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,200	1.60%
	Registration and other vehicle-related fees	$300	0.22%
	Finder Fee	$0	0.00%
	Marketing Materials	$488	0.35%
	Sourcing Fee (Assuming the Manager acquires 2.00% of Interests)	$2,679	1.95%
	Total Fees and Expenses	$8,425	6.13%
	Total Proceeds	$137,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of the Series Interests to the Manager, its affiliates, or the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company plans to enter into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/4/2019
Expiration Date of Agreement
Downpayment Amount	$0
Installment 1 Amount	$126,500
Installment 2 Amount	$0
Minimum Brokerage Fee	$928
Maximum Brokerage Fee	$1,011
Custody Fee	$1,031
Acquisition Expenses	$3,704
Minimum Sourcing Fee	$2,679
Maximum Sourcing Fee	$2,762

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the minimum to the maximum Brokerage Fee listed in the Series Detail Table to the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the minimum to maximum Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series Interests.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES 1999 SHELBY SERIES 1

Investment Overview

●Upon completion of the Series #99SS1 Offering, Series #99SS1 will purchase a 1999 Shelby Series 1 (at times described as the “Shelby Series 1” throughout this Offering Circular) as the underlying asset for Series #99SS1 (the “Series 1999 Shelby Series 1” or the “Underlying Asset” with respect to Series #99SS1, as applicable), the specifications of which are set forth below.

●The Shelby Series 1 was developed by legendary racer and factory tuner Carroll Shelby to be a modern successor to his infamous “Shelby Cobra” from the 1960s, which was one of the most iconic American cars.

●Only 249 examples of the Series 1 were ever built, with only 60 examples delivered with a supercharged motor.

●The Shelby Series 1 was developed using advanced engineering and construction techniques and used a high-strength all-aluminum chassis with modern carbon fiber bodywork.

●The Shelby Series 1 uses a Shelby-modified Oldsmobile Aurora 4.0-liter engine and is one of only 60 examples delivered with a supercharger, producing 450hp.

●The Series 1999 Shelby Series 1 has had only one owner from new and shows fewer than 2,600 original miles since new.

Asset Description

Ownership & Maintenance History

●The Series 1999 Shelby Series 1 has had only one owner since new.

●The car is up to date with its servicing, and includes paperwork going back to its original purchase.

Notable Features

●Centennial Silver paint with Garnet Red Le Mans stripes

●One of 60 supercharged examples

●Includes correspondence with Carroll Shelby

Notable Defects

●Small chips are visible on the hood and lower valence commensurate with mileage and driving frequency.

●Carroll Shelby’s autograph on the center console has been partially rubbed away.

●Carroll Shelby’s autograph on the glovebox has faded and is barely legible.

●Cosmetic scratches on the top of the passenger side inner fender well.

Details

Series 1999 Shelby Series 1
Year	1999
Production Total	249
Mileage	2,572 miles
Engine	4.0-liter V-8
Transmission	6 Speed, Manual
Color EXT	Garnet Silver with Garnet Red Le Mans stripes
Color INT	Black/Grey
Documentation	Carfax, service records, Correspondence from Carroll Shelby
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	5CXSA1813XL000202
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series 1999 Shelby Series 1 going forward.

USE OF PROCEEDS – Series #66AV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #66AV1 Asset Cost (1)	$430,000	92.47%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$3,000	0.65%
	Accrued Interest	$0	0.00%
	Brokerage Fee (Assuming the manager acquired 2.00% of Interests and the Asset Seller retained 0.00% of Interests) (2)	$3,418	0.74%
	Offering Expenses (3)	$3,488	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,000	0.22%
	Registration and other vehicle-related fees	$300	0.06%
	Finder Fee	$0	0.00%
	Marketing Materials	$800	0.17%
	Sourcing Fee (Assuming the Manager acquired 2.00% of Interests)	$22,995	4.95%
	Total Fees and Expenses	$32,000	6.88%
	Total Proceeds	$465,000	100.00%

(1) Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of the Series Interests to the Manager, its affiliates, or the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/22/2019
Expiration Date of Agreement
Downpayment Amount	$0
Installment 1 Amount	$430,000
Installment 2 Amount	$0
Minimum Brokerage Fee	$3,139
Maximum Brokerage Fee	$3,418
Custody Fee	$3,488
Acquisition Expenses	$2,100
Minimum Sourcing Fee	$22,995
Maximum Sourcing Fee	$23,274

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the minimum to the maximum Brokerage Fee listed in the Series Detail Table to the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the minimum to maximum Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series Interests.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES ASTON MARTIN DB6 VANTAGE

Investment Overview

Upon completion of the Series #66AV1 Offering, Series #66AV1 will purchase a 1966 Aston Martin DB6 Vantage (at times described as the “DB6” or “DB6 Vantage” throughout this Offering Circular) as the underlying asset for Series #66AV1 (the “Series Aston Martin DB6 Vantage” or the “Underlying Asset” with respect to Series #66AV1, as applicable), the specifications of which are set forth below.

Introduced in 1965, the DB6 is notable for being the first model built following the Aston Martin factory move to Newport Pagnell. Largely resembling the DB5, the DB6 added a Kamm-style rear spoiler inspired by Aston Martin’s racing efforts. The DB6 also added a 5-speed ZF transmission and a longer wheelbase, increasing stability and rear leg room.

The DB6 was popular among celebrities, with notable owners including HRH Prince Charles, Paul McCartney, and Mick Jagger.

The Series Aston Martin DB6 Vantage is 1 of 1,327 DB6’s produced. 1 of 37 examples originally produced in LHD Vantage specification.

The Series Aston Martin DB6 Vantage is fitted with the high-horsepower Vantage option package that includes triple Weber carburetors and a higher compression cylinder head. The Underlying Asset also includes optional A/C and limited slip differential as well as a host of other factory options.

Asset Description

Ownership & Maintenance History

Built in June of 1966, The Series Aston Martin DB6 Vantage was dispatched for delivery to its original owner in the Channel Islands on July 15th, 1966.

The underlying asset was subsequently sold to a gentleman residing in Massachusetts, US, around 1975.

The underlying asset is believed to have had a single additional private owner from 1984-1997.

The underlying asset has had two private owners since 1997, including the current and most recent owner, who commissioned a comprehensive restoration of the vehicle (at Automotive Restoration in Stamford, CT) in 2015.

Notable Features

1 of just 37 LHD DB6 Vantage models produced.

Notable factory options including, larger Weber 45 DC0E9 carburetors, engine breather system, A/C, heated rear windscreen, three ear hub-caps, two wing mirrors, limited slip differential, two fog lamps, two britax safety belts, change over horn, continental parts kit, bosch TR radio, power operated antenna, waso steering lock, chrome wheels, white wall tires, alternator and red carpets.

Copy of factory build sheet produced by the British Motor Industry Heritage Trust

Notable Defects

Repainted in a non-original but correct factory color of Aston Green

No notable material defects besides minor stone chips commensurate with road use

Details

Series Aston Martin DB6 Vantage
Year	1966
Production Total (Vantage)	1,327 (Total) 3 (U.S.)
Indicated Mileage	44,000 miles
Engine	4.0 liter straight 6
Transmission	5-speed manual
Color EXT	Aston Green
Color INT	Tan
Documentation	British Motor Industry Heritage Trust Factory Build Record, service records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Full repaint (2015)
Vin #	DB62836V
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Aston Martin DB6 Vantage going forward.

USE OF PROCEEDS – Series #92CC1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #92CC1 Asset Cost (1)	$45,000	85.71%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$0	0.00%
	Cash on Series Balance Sheet	$2,000	3.81%
	Accrued Interest	$0	0.00%
	Brokerage Fee (Assuming the manager acquired 2.00% of Interests and the Asset Seller retained 0.00% of Interests) (2)	$386	0.74%
	Offering Expenses (3)	$500	0.95%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$800	1.52%
	Registration and other vehicle-related fees	$300	0.57%
	Finder Fee	$0	0.00%
	Marketing Materials	$500	0.95%
	Sourcing Fee (Assuming the Manager acquired 2.00% of Interests)	$3,014	5.74%
	Total Fees and Expenses	$5,500	10.48%
	Total Proceeds	$52,500	100.00%

(1) Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of the Series Interests to the Manager, its affiliates, or the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/29/2019
Expiration Date of Agreement	6/29/2019
Downpayment Amount	$0
Installment 1 Amount	$45,000
Installment 2 Amount	$0
Minimum Brokerage Fee	$354
Maximum Brokerage Fee	$386
Custody Fee	$500
Acquisition Expenses	$1,600
Minimum Sourcing Fee	$3,014
Maximum Sourcing Fee	$3,046

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the minimum to the maximum Brokerage Fee listed in the Series Detail Table to the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the minimum to maximum Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series Interests.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES CORVETTE ZR1

Investment Overview

Upon completion of the Series #92CC1 Offering, Series #92CC1 will purchase a 1992 Chevrolet Corvette ZR1 (at times described as the “C4 ZR1” throughout this Offering Circular) as the underlying asset for Series #92CC1 (the “Series Corvette ZR1” or the “Underlying Asset” with respect to Series #92CC1, as applicable), the specifications of which are set forth below.

Introduced in 1989 at the Geneva Auto Show, the C4 ZR1 features a Lotus-designed all-aluminum V8 produced by Mercury Marine’s MerCruiser division. Dubbed the LT5, the engine produces nearly 380hp and catapults the C4 ZR1 to 60 mph in just over 4 seconds, impressive figures for the time.

The ZR1 performance package was a significant upgrade from the standard Corvette, coming at a cost of an additional 85% on top of the base sticker price. In addition to a more powerful engine, the C4 ZR1 uses a Bilstein adaptive suspension system that borrows technology from the Porsche 959 and Lotus’ Formula 1 team.

In 1990, the ZR1 set numerous speed and endurance records at a proving ground in Fort Stockton, Texas, including running for 24 hours at an average speed of nearly 176 mph.

The Underlying Asset is 1 of 502 ZR1s produced in 1992 and is believed to be 1 of 2 or 3 finished in Black over Arctic White.

The Series C4 ZR1 shows only 1,075 original miles on the odometer and presents in museum-like condition, retaining all original books and accessories.

Asset Description

Ownership & Maintenance History

The Series ZR1 is a 4-owner example originally delivered to Apple Chevrolet in Fair Lawn, NJ.

The Underlying Asset was most recently in the inventory of MBP Motorcars, a dealer based in Ohio. MBP previously owned the Underlying Asset in 2015 and took it back on trade in early 2019 from an Ohio-based collector.

The Underlying Asset received Bloomington Gold certification in 2005.

Notable Features

Original window sticker, books, and tools

ZR1 Performance Package ($31,378 option)

Bloomington Gold Certification

Comes with all original accessories, including both tops

Fewer than 1,100 original miles

Notable Defects

Nickel-sized paint chip on front bumper

Minor wear is apparent on the interior and exterior, commensurate with mileage and age

Details

Series Corvette ZR1
Year	1992
Production Total	502 (‘92) 6,922 (total)
Mileage	1,075 miles
Engine	5.7L LT5 V8
Transmission	6-Speed Manual
Color EXT	Black
Color INT	White
Documentation	Original window sticker, books, records
Condition	Original
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	1G1YZ23J2N5800343
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Corvette ZR1 going forward.

USE OF PROCEEDS – Series #94FS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #94FS1 Asset Cost (1)	$135,000	93.10%
	Equity retained by Asset Seller (1)	$0	0.00%
	Document Fee	$399	0.28%
	Cash on Series Balance Sheet	$2,500	1.72%
	Accrued Interest	$0	0.00%
	Brokerage Fee (Assuming the manager acquired 2.00% of Interests and the Asset Seller retained 0.00% of Interests) (2)	$1,066	0.74%
	Offering Expenses (3)	$1,088	0.75%
Acquisition Expenses (4)	Refurbishment & maintenance	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,300	0.90%
	Registration and other vehicle-related fees	$300	0.21%
	Finder Fee	$0	0.00%
	Marketing Materials	$800	0.55%
	Sourcing Fee (Assuming the Manager acquired 2.00% of Interests)	$2,548	1.76%
	Total Fees and Expenses	$7,101	4.90%
	Total Proceeds	$145,000	100.00%

(1) Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Calculation of Brokerage Fee excludes proceeds from the sale of the Series Interests to the Manager, its affiliates, or the Asset Seller.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amount listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/26/2019
Expiration Date of Agreement	6/26/2019
Downpayment Amount	$13,500
Installment 1 Amount	$121,899
Installment 2 Amount	$0
Minimum Brokerage Fee	$979
Maximum Brokerage Fee	$1,066
Custody Fee	$1,088
Acquisition Expenses	$2,400
Minimum Sourcing Fee	$2,548
Maximum Sourcing Fee	$2,635

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the minimum to the maximum Brokerage Fee listed in the Series Detail Table to the Broker as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses listed in the Series Detail Table related to the Custody Fee, (iii) the Acquisition Expenses listed in the Series Detail Table (including but not limited to the items described in the Use of Proceeds Table above), the Transportation Expenses and Marketing Materials fees listed in the Use of Proceeds Table which will be paid to the Manager and its affiliates, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the minimum to maximum Sourcing Fee to the Manager listed in the Series Detail Table as consideration for assisting in the sourcing of the Series. The ranges for Brokerage Fee and Sourcing Fee are calculated based on the Manager purchasing 2% to 10% of the Series Interests.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.  See “Plan of Distribution and Subscription Procedure – Fees and Expenses” for additional information.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF THE SERIES FERRARI 348 SPIDER

Investment Overview

Upon completion of the Series #94FS1 Offering, Series #94FS1 will purchase a 1994 Ferrari 348 Spider (at times described as the “ Ferrari 348” throughout this Offering Circular) as the underlying asset for Series #94FS1 (the “Series Ferrari 348 Spider” or the “Underlying Asset” with respect to Series #94FS1, as applicable), the specification of which are set forth below.

The Ferrari 348 is a product of Leonardo Fioravanti of the famous Pininfarina design firm. Fioravanti’s Ferrari portfolio include icons such as the F40, 288 GTO, 512BB, and Testarossa. The 348 was Fioravanti’s final design at Pininfarina.

The Ferrari 348 model line marked a technological step forward for Ferrari’s construction methods. Departing from the standard steel tube chassis of the past, Ferrari opted for a monocoque structure adding stiffness to the chassis. In 1993 Ferrari released the GTB, GTS, and Spider versions of the 348 featuring a new transverse mounted transmission allowing for the drivetrain to be mounted lower in the chassis thus improving performance. Increased power figures were provided by an updated engine management system, camshaft, air intake, and a higher compression ratio.

The Series Ferrari 348 Spider is one of just 1,146 examples produced worldwide.

The 348 was the last V8 Ferrari to feature manual steering, making it attractive for the driving enthusiast. Released shortly after the death of Enzo Ferrari the 348 was the last V-8 Ferrari designed under his tenure.

Showing 593 total original miles, The Series Ferrari 348 Spider is likely one of the lowest mileage examples in existence.

Asset Description

Ownership & Maintenance History

The Series Ferrari 348 Spider was delivered new to Miami, Florida in 1993. The original owner kept the car until 2014, accruing a total of 452 miles. The Underlying Asset was then offered for sale at Marshall Goldman Motor Sales until it was purchased by its second owner residing in Sarasota, FL that same year. The Series Ferrari 348 Spider was then acquired by Legendary Motorcars of Ontario, Canada in March of 2018.

The Series Ferrari 348 Spider comes with a clean Carfax report and service records documenting major invoices. A major service totaling nearly $8,000 was performed in 2017 which included a fuel system service including two new fuel pumps, brake service, and steering rack service, among other maintenance items. In 2015 The Series 348 Spider received a major engine service including belt replacement.

Notable Features

Original books, and tools

Blu Scuro over Crema color configuration

593 original miles

Notable Defects

None, the underlying asset retains its original paint and interior showing only minimal signs of wear on the driver seat.

Details

Series Ferrari 348 Spider
Year	1994
Production Total	1146
Mileage	592 miles
Engine	3.4L V8
Transmission	5 Speed, Manual
Color EXT	Blu Scuro
Color INT	Crema
Documentation	Carfax, service records,
Condition	Original, Excellent
Books/manuals/tools	Yes
Restored	No
Paint	Original
Vin #	ZFFRG43A1R0097805
Engine	Original
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Ferrari 348 Spider going forward.

AMENDED AND RESTATED DESCRIPTION OF THE SERIES RENAULT ALPINE A110

Investment Overview

●Upon completion of the Series #75RA1 Offering, Series #75RA1 will purchase a 1975 Renault Alpine A110 (at times described as the “Alpine” or the “A110” throughout this Offering Circular) as the underlying asset for Series #75RA1 (the “Series Renault Alpine A110” or the “Underlying Asset” with respect to Series #75RA1, as applicable), the specifications of which are set forth below.

●The Renault Alpine A110 was a hugely successful rally car, recording podium finishes in major events such as the Coupe des Alpes and Rallye Monte Carlo in 1969 and 1970. The Alpine then went on to win the World Rally Championship in 1971 and 1973. The Series Renault Alpine A110 is a homologated road variant of the racing car that won the first ever World Rally Championship in 1971.

●The Series Renault Alpine A110 is one of just 2,890 “1300” variants produced in six years of production from 1971-1976.

●The Series Renault Alpine A110 features an upgraded engine bored-out to 1440cc and fitted with twin side draft Dell’Orto carburetors.

Asset Description

Ownership & Maintenance History

●Sold new to its original owner in Belgium for an MSRP of 28,500 Francs.

●The Series Renault Alpine A110 is believed to have had two additional owners since being imported in the United States.

●The Series Renault Alpine A110 was restored to mostly original specifications by Jim Gordon in the mid-2000s. The engine received upgrades typical to the period in which it was produced.

●The Series Renault Alpine A110 was most recently serviced in late 2018 by New Canaan Foreign Car in Connecticut.

Notable Features

●Retains its matching numbers driveline and many original mechanical components

●Original books

●While in the care of its penultimate owner, the Series Renault Alpine A110 was featured in a Motor Trend article by Rory Jurnecka in January 2012

Notable Defects

●Non-original Koni dampers

●The front hood of the Underlying Asset was repainted after another vehicle backed into it in a parking space. One headlight was broken and replaced, but there was no structural damage to the body.

●Heavy crazing to top surface of dashboard.

●Minor cosmetic imperfections commensurate with road use and typical of fiberglass bodies.

Details

Series Renault Alpine A110
Year	1975
Production Total (1300cc engine)	2,890
Mileage	101,192 KM.
Engine	1440cc. Inline 4 Cyl.
Transmission	5 Speed Manual
Color EXT	Alpine Blue
Color INT	Black
Documentation	Service Records
Condition	Restored
Books/manuals/tools	Yes
Restored	Yes
Paint	Repainted
Vin #	15597
Engine	Original (upgraded)
Transmission	Original

Depreciation

The Company treats automobile assets as collectible and therefore will not depreciate or amortize the Series Renault Alpine A110 going forward.

RSE COLLECTION, LLC
FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE COLLECTION, LLC AND VARIOUS SERIES:

Years Ended December 31, 2018 and 2017 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-7

Consolidated Statements of Members’ Equity F-12

Consolidated Statements of Cash Flows F-14

Notes to Consolidated Financial Statements F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

RSE Collection, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Collection, LLC (the "Company") in total and for each listed Series as of December 31, 2018 and 2017, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for each of the years then ended, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of operations and cash flows for the Company and each Series for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2017.

EISNERAMPER LLP

New York, New York

April 30, 2019

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheets as of December 31, 2018

RSE Collection (incl.Series #77LE1)	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1	Elimination	Total Consolidated
Cash Flows from Operating Activities:							
Net Loss	$ (22,413)	$ (1,599)	$ (2,051)	$ (906)	$ (492)		$ (27,461)
Adjustments to reconcile net (loss) to cash used in operating activities							
Expenses Paid by Manager and Contributed to the Company / Series	5,340	1,400	2,006	957	249		9,952
Prepaid Insurance	281	(201)	(355)	(251)	(36)		(562)
Insurance Payable	-	-	-	-	279		279
Accounts Payable	420	400	400	200	-		1,420
Accrual of Interest	2,736	-	-	-	-		2,736
Net cash used in operating activities	(13,636)	-	-	-	-	-	(13,636)
Cash flow from investing activities:							
Deposits in classic automobiles	(140,600)	-	-	-	-		(140,600)
Repayment of investments in classic automobiles upon Series close	415,474					(415,474)	-
Investment in classic automobiles	(234,097)	(106,266)	(175,826)	(132,382)	(408,100)	415,474	(641,197)
Cash used in investing activities	40,777	(106,266)	(175,826)	(132,382)	(408,100)	-	(781,797)
Cash flow from financing activities:							
Proceeds from sale of membership interests	-	111,236	163,883	133,508	422,131		830,758
Due to the manager and other affiliates	28,831	-	-	-	-		28,831
Distribution to Series	(12,344)	-		-	-	12,344	-
Contribution by Series	17,237					(17,237)	-
Contribution by Manager and Company to pay closing expenses			12,344		3,358	(12,344)	3,358
Distribution to RSE Collection	-	(821)	(401)	(1,126)	(14,889)	17,237	-
Proceeds from Loans	440,000	-	-	-	-		440,000
Repayment of Loans	(502,983)	-	-	-	-		(502,983)
Cash provided by financing activities	(29,259)	110,415	175,826	132,382	410,600	-	799,964
Net change in cash	**(2,118)**	**4,149**	-	-	**2,500**		**4,531**
Cash beginning of period	5,374	-	-	-	-		5,374
Cash end of period	**$ 3,256**	**$ 4,149**	$ -	$ -	**$ 2,500**		**$ 9,905**

Supplemental Cash Flow Information:

Interest Paid by Manager $3,024

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Balance Sheet as of December 31, 2017

ASSETS
Current Assets
Cash and Cash Equivalents	$ 5,374
Pre-paid Insurance	497
Total Current Assets	5,871
Other Assets
Collectible Automobiles - Deposits	30,000
Collectible Automobiles - Owned	498,161
TOTAL ASSETS	$ 534,032

LIABILITIES AND MEMBERS EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	401
Insurance Payable	–
Accrued Interest	2,561
Due to the Manager or its Affiliates	70,476
Debt	400,781
Total Current Liabilities	474,219
Total Liabilities	474,219

Membership Contributions	73,208
Capital Contribution	27,258
Accumulated Deficit	(40,653)
Members' Equity / (Deficit)	59,813
TOTAL LIABILITIES AND EQUITY	$ 534,032

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Operating Expenses
Storage	$ 1,636	$ 1,586	$ 1,260	$ 805
Transportation	-	160	-	200
Insurance	837	1,327	808	1,975
Maintenance	-	-	-	-
Professional Fees	1,000	1,000	800	700
Marketing Expense	-	100	-	-
Total Operating Expenses	3,473	4,173	2,868	3,680
Operating Loss	(3,473)	(4,173)	(2,868)	(3,680)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	3,473	4,173	2,868	3,680
Net Loss	$ (3,473)	$ (4,173)	$ (2,868)	$ (3,680)

Basic and Diluted (Loss) per Membership Interest	($1.74)	($2.09)	($1.43)	($1.84)
Weighted Average Membership Interests	2000	2000	2000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Operating Expenses
Storage	$ 776	$ -	$ 620	$ 340
Transportation	-	-	-	-
Insurance	431	290	56	1,108
Maintenance	-	-	-	-
Professional Fees	561	500	500	383
Marketing Expense	-	-	-	-
Total Operating Expenses	1,768	790	1,176	1,831
Operating Loss	(1,768)	(790)	(1,176)	(1,831)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	1,768	790	1,176	1,831
Net Loss	$ (1,768)	$ (790)	$ (1,176)	$ (1,831)

Basic and Diluted (Loss) per Membership Interest	($0.88)	($0.40)	($0.59)	($0.37)
Weighted Average Membership Interests	2000	2000	2000	5000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Operating Expenses
Storage	$ 337	$ 378	$ -	$ 125
Transportation	-	-	-	-
Insurance	198	262	360	178
Maintenance	-	-	-	-
Professional Fees	264	239	180	100
Marketing Expense	-	-	-	-
Total Operating Expenses	799	879	540	403
Operating Loss	(799)	(879)	(540)	(403)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-
Purchase Option Expense	-	-	-	-
Total Expenses	799	879	540	403
Net Loss	$ (799)	$ (879)	$ (540)	$ (403)

Basic and Diluted (Loss) per Membership Interest	($0.40)	($0.18)	($0.11)	($0.20)
Weighted Average Membership Interests	2000	5000	5000	2000

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

					Total
	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Operating Expenses
Storage	$ 109	$ 97	$ -	$ 24	$ 13,579
Transportation	-	-	-	-	7,720
Insurance	19	9	7	39	13,832
Maintenance	-	-	-	-	-
Professional Fees	87	77	16	16	7,623
Marketing Expense	-	-	-	-	3,711
Total Operating Expenses	215	183	23	79	46,465
Operating Loss	(215)	(183)	(23)	(79)	(46,465)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	10,745
Purchase Option Expense	-	-	-	-	7,444
Total Expenses	215	183	23	79	64,654
Net Loss	$ (215)	$ (183)	$ (23)	$ (79)	$ (64,654)

Basic and Diluted (Loss) per Membership Interest	($0.11)	($0.09)	($0.01)	($0.04)
Weighted Average Membership Interests	2000	2000	3000	2000

See accompanying notes, which are an integral part of these financial statements.

F-10

RSE COLLECTION, LLC

Consolidated Statements of Operations

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Operations

Year Ended December 31, 2017

Operating Expenses
Storage	$ 9,275
Transportation	5,700
Insurance	8,370
Maintenance	1,840
Professional Fees	550
Marketing Expense	-
Total Operating Expenses	25,735
Operating Loss	(25,735)
Other Expenses
Interest Expense and Financing Fees	6,521
Purchase Option Expense	6,666
Total Expenses	38,922
Net Loss	$ (38,922)

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity

Year Ended December 31, 2018

	Series #69BM1	Series #85FT1	Series #88LJ1	Series #55PS1
Balance January 1, 2017	$ -	$ -	$ -	$ -
Membership Contributions	-	-	-	-
Capital Contribution	-	-	-	-
Net loss	-	-	-	-
Balance December 31, 2017	-	-	-	-
Membership Contributions	111,236	163,883	133,508	422,132
Capital Contribution	3,444	16,518	2,953	7,320
Distribution to RSE Collection	(821)	(401)	(1,126)	(14,889)
Distribution to Series	-	-	-	-
Net loss	(3,473)	(4,173)	(2,868)	(3,680)
Balance December 31, 2018	$ 110,386	$ 175,827	$ 132,467	$ 410,883

	Series #95BL1	Series #89PS1	Series #90FM1	Series #83FB1
Balance January 1, 2017	$ -	$ -	$ -	$ -
Membership Contributions	-	-	-	-
Capital Contribution	-	-	-	-
Net loss	-	-	-	-
Balance December 31, 2017	-	-	-	-
Membership Contributions	116,741	161,521	15,446	335,691
Capital Contribution	2,287	891	1,188	2,038
Distribution to RSE Collection	(1,645)	(250)	(175)	(400)
Distribution to Series	-	-	-	-
Net loss	(1,768)	(790)	(1,176)	(1,831)
Balance December 31, 2018	$ 115,615	$ 161,372	$ 15,283	$ 335,498

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Members’ Equity

Year Ended December 31, 2018

	Series #98DV1	Series #06FS1	Series #93XJ1	Series #02AX1
Balance January 1, 2017	$ -	$ -	$ -	$ -
Membership Contributions	-	-	-	-
Capital Contribution	-	-	-	-
Net loss	-	-	-	-
Balance December 31, 2017	-	-	-	-
Membership Contributions	125,757	195,271	487,801	104,452
Capital Contribution	876	997	8,206	467
Distribution to RSE Collection	(713)	-	(5,103)	(681)
Distribution to Series	-	-	-	-
Net loss	(799)	(879)	(540)	(403)
Balance December 31, 2018	$ 125,121	$ 195,389	$ 490,364	$ 103,835

					Total
	Series #99LE1	Series #91MV1	Series #92LD1	Series #94DV1	Consolidated
Balance January 1, 2017	$ -	$ -	$ -	$ -	$ (675)
Membership Contributions	-	-	-	-	73,208
Capital Contribution	-	-	-	-	26,202
Net loss	-	-	-	-	(38,922)
Balance December 31, 2017	-	-	-	-	59,813
Membership Contributions	66,699	36,621	160,430	54,771	2,691,960
Capital Contribution	249	202	109	40	96,659
Distribution to RSE Collection	(443)	(200)	-	-	-
Distribution to Series	-	-	-	-	-
Net loss	(215)	(183)	(23)	(79)	(64,654)
Balance December 31, 2018	$ 66,290	$ 36,440	$ 160,516	$ 54,732	$ 2,783,778

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statements of Cash Flows

Year Ended December 31, 2018

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Consolidated Statement of Cash Flows

Year Ended December 31, 2017

Cash Flows from Operating Activities:
Net Income	$ (38,922)
Adjustments to reconcile net income (loss) cash
Expenses Paid by Manager and Contributed to the Company / Series	26,202
Prepaid Insurance	(497)
Insurance Payable	(371)
Accounts Payable	401
Accrual of Interest	2,257
Net cash used in operating activities	(10,930)

Cash flow from investing activities:
Deposits in classic automobiles	(30,000)
Investment in classic automobiles	(196,540)
Cash used in investing activities	(226,540)

Cash flow from financing activities:
Proceeds from sale of membership interests	73,208
Due to the manager and other affiliates	55,326
Proceeds from Loans	194,400
Repayment of Loans	(80,090)
Cash provided by financing activities	242,844

Net change in cash	5,374
Cash beginning of period	–
Cash end of period	$ 5,374

See accompanying notes, which are an integral part of these financial statements.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Collection, LLC (the “Company”) is a Delaware series limited liability company formed on August 24, 2016.  RSE Markets, Inc. is the manager of the Company (the “Manager”) and serves as the asset manager for the collection of collectible automobiles owned by the Company and each underlying series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible automobiles (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each automobile will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Manager is a Delaware corporation formed on April 28, 2016. The Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and Asset Manager of each Series.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collector automobile (plus any cash reserves for future operating expenses), which for example, in the case of Series #69BM1 is a 1969 Boss 302 Mustang.  All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible automobile (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee: In respect to the current offerings, the broker of record facilitating the sale of the securities will receive a fee of 0.75% on Interests sold in an offering, except in respect of Interests sold to the Manager, affiliates of the Manager or the automobile sellers (the “Brokerage Fee”). In the case of the offering for the Series #77LE1 Interests which closed in April 2017, the broker of record for that particular offering received a Brokerage Fee of 1.5% of Interests sold.

F-19

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: In respect to current offerings, the custody broker, holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an offering (the “Custody Fee”). In the case of the offerings for the Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was yet in place and as such, no Custody Fee was paid. Should a Custody Fee become applicable for the Interests in these Series in future, the Manager will pay and not be reimbursed for such Custody Fee. For all other current offerings, the Custody Fee is paid from the proceeds of each offering.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company has sustained net losses for the years ended December 31, 2017 and December 31, 2018 of $38,922 and $64,654 respectively and at December 31, 2018 has an accumulated deficit of $105,307.

All of the liabilities on the balance sheet as of December 31, 2018 are obligations to third parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests.  As of December 31, 2018, the Company has negative working capital of approximately $2.6 million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2018, none of the Series have recorded any revenues generated through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in late 2019. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City. No revenues have been generated through the showroom.

F-20

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2018 and December 31, 2017, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Automobile	12/31/2018	12/31/2017
Series #77LE1	1977 Lotus Esprit S1	$ 2,780	$ 3,258
Series #69BM1	1969 Boss 302 Mustang	4,149	-
Series #85FT1	1985 Ferrari Testarossa	-	-
Series #88LJ1	1988 Lamborghini Jalpa	-	-
Series #55PS1	1955 Porsche Speedster	2,500	-
Series #95BL1	1995 BMW M3 Lightweight	1,000	-
Series #89PS1	1989 Porsche 911 Speedster	1,271	-
Series #90FM1	1990 Ford Mustang 7Up Edition	771	-
Series #83FB1	1983 Ferrari 512 BBi	2,771	-
Series #98DV1	1998 Dodge Viper GTS-R	2,500	-
Series #06FS1	2006 Ferrari F430 Spider	2,771	-
Series #93XJ1	1993 Jaguar XJ220	1,771	-
Series #02AX1	2002 Acura NSX-T	2,271	-
Series #99LE1	1999 Lotus Esprit Sport 350	2,271	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	1,271	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	2,771	-
Series #94DV1	1994 Dodge Viper RT/10	2,271	-
Total Series Cash Balance		$ 33,139	$ 3,258
RSE Collection		23,648	2,116
Total Cash Balance		$ 56,787	$ 5,374

The cash on the books of RSE Collection is reserved to funding future pre-closing Operating Expenses plus “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses; however, for the years ended December 31, 2017 and December 31, 2018, the Manager has elected to pay and not be reimbursed for all Operating Expenses related to any of the Series that have had closed offerings. These payments are accounted for as capital contributions.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. The Company anticipates that the Manager will continue to provide financing, but there is no assurance that such financing will remain available or provide the Company with sufficient capital to meet its objectives.  However, with its current level of capitalization, the Company believes the Manager has sufficient funding to continue to fund expenses for the Company and any Series.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2016 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred prior to the year ended December 31, 2018. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Status	Comments
Series #77LE1 Interests	Series #77LE1	1977 Lotus Esprit S1	$77,700	November 17, 2016	April 13, 2017	Closed

• The Company’s initial offering for Series #77LE1 issued membership Interests in Series #77LE1 pursuant to SEC Rule 506(c).
• The offering closed and the Loan 1 (see Note C) plus $241 of accrued interest and other obligations have been repaid with the proceeds of the Offering

Series #69BM1 Interests	Series #69BM1	1989 Ford Mustang Boss 302	$115,000	November 20, 2017	February 7, 2018	Closed	• The offering closed and the Loan 2 (see Note C) plus $821 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #85FT1 Interests	Series #85FT1	1985 Ferrari Testarossa	$165,000	November 23, 2017	February 15, 2018	Closed

• The offering closed and the Loan 4 (see Note C) as well as third-party debt (see Note D) plus accrued interest of $401 and $5,515 and other obligations have been repaid with the proceeds of the Offering

Series #88LJ1 Interests	Series #88LJ1	1988 Lamborghini Jalpa	$135,000	February 9, 2018	April 12, 2018	Closed	• The offering closed and the Loan 3 (see Note C) plus $1,126 of accrued interest and other obligations have been repaid with the proceeds of the Offering
Series #55PS1 Interests	Series #55PS1	1955 Porsche 356 Speedster	$425,000	April 2, 2018	June 6, 2018	Closed

• The offering closed, and purchase option was exercised. The Loan 5 and Loan 6 (see Note C), the remaining balance of the acquisition price plus accrued interest of $728 and other obligations were paid through the proceeds of the Offering

Series #95BL1 Interests	Series #95BL1	1995 BMW E36 M3 Lightweight	$118,500	June 1, 2018	July 12, 2018	Closed	• The offering closed and the Loan 8 (see Note C) and other obligations have been repaid with the proceeds of the Offering
Series #89PS1 Interests	Series #89PS1	1989 Porsche 911 Speedster	$165,000	July 23, 2018	July 31, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 60% of Interests
Series #90FM1 Interests	Series #90FM1	1990 Ford Mustang 7Up Edition	$16,500	July 24, 2018	July 31, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering • The Automobile Seller retained 25% of Interests
Series #83FB1 Interests	Series #83FB1	1983 Ferrari 512 BBi	$350,000	July 23, 2018	September 5, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations were repaid with the proceeds of the Offering
Series #98DV1 Interests	Series #98DV1	1998 Dodge Viper GTS-R	$130,000	September 27, 2018	October 10, 2018	Closed	• The offering closed and the Loan 10 (see Note C) plus accrued interest $512.88 and other obligations were paid through the proceeds of the Offering

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Status	Comments
Series #93XJ1 Interests	Series #93XJ1	1993 Jaguar XJ220	$495,000	August 22, 2018	November 6, 2018	Closed

• The offering closed, and purchase option was exercised. The Loan 7 and Loan 9 (see Note C), the remaining balance of acquisition price plus accrued interests of $336 and $4,767 and other obligations were repaid through the proceeds of the Offering

Series #06FS1 Interests	Series #06FS1	2006 Ferrari F430 Spider "Manual"	$199,000	October 12, 2018	October 19, 2018	Closed	• The offering closed and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
Series #02AX1 Interests	Series #02AX1	2002 Acura NSX-T	$108,000	November 16, 2018	November 30, 2018	Closed	• The offering closed and the Loan 11 (see Note C) plus accrued interest $481 and other obligations were paid through the proceeds of the Offering
Series #99LE1 Interests	Series #99LE1	1999 Lotus Esprit Sport 350	$69,500	November 23, 2018	December 4, 2018	Closed	• The offering closed, and the Loan 12 plus accrued interest $243 and other obligations were paid through the proceeds of the Offering
Series #91MV1 Interests	Series #91MV1	1991 Mitsubishi 3000GT VR4	$38,000	November 28, 2018	December 7, 2018	Closed	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #92LD1 Interests	Series #92LD1	1992 Lancia Delta Integrale Evo "Martini 5"	$165,000	December 7, 2018	December 26, 2018	Closed	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #94DV1 Interests	Series #94DV1	1994 Dodge Viper RT/10	$57,500	December 11, 2018	December 26, 2018	Closed	• The offering closed, and the purchase option was exercised. All obligations under the Purchase Option Agreement and other obligations repaid with the proceeds of the Offering
Total	17 Series		$2,829,700

Please see Note H, Subsequent Events for additional details on closings of offerings after December 31, 2018.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The consolidated financial statements include the accounts of RSE Collection, LLC and the accounts of Series #77LE1. Interests in Series #77LE1 were issued under Rule 506(c) of Regulation D and were thus not qualified under the Company’s offering circular (as amended), and thus separate financial statements for Series #77LE1 are not presented.

All other offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, custody, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings. Except in the case of the Custody Fee, which is being paid from the proceeds of the offerings for the respective Series’, except in the case of Series #77LE1 (closed in 2017), Series #69BM1, Series #88LJ1, Series #85FT1, Series #55PS1, (all of which closed in 2018) where no custody agreement was in place at the time of the closing of the Series’ offering and as such no Custody Fee became due. Total Custody Fees were $15,000 during the year ended December 31, 2018.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the years ended December 31, 2018 and 2017 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular automobile include storage, insurance, transportation (other than the initial transportation from the automobiles location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other automobile specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company.

Upon closing of an offering, a Series becomes responsible for these Operating Expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating Expenses the Manager may, but is not required to, (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligations”), or (c) cause additional Interests to be sold in order to cover such additional amounts.

During the year ended December 31, 2018, the Manager had incurred $19,878 of pre-closing Operating Expenses vs. $22,618 during the year ended December 31, 2017. Since these expenses are incurred prior to the offering’s closing, they are borne by the Manager and not reimbursed. The unreimbursed expenses are accounted for as a capital contribution to the Company.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the year ended December 31, 2018 vs. December 31, 2017, the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

Operating Expenses
Applicable Series	Automobile	12/31/2018	12/31/2017
Series #77LE1	1977 Lotus Esprit S1	$ 3,707	$ 3,117
Series #69BM1	1969 Boss 302 Mustang	3,473	-
Series #85FT1	1985 Ferrari Testarossa	4,173	-
Series #88LJ1	1988 Lamborghini Jalpa	2,868	-
Series #55PS1	1955 Porsche Speedster	3,680	-
Series #95BL1	1995 BMW M3 Lightweight	1,768	-
Series #89PS1	1989 Porsche 911 Speedster	790	-
Series #90FM1	1990 Ford Mustang 7Up Edition	1,176	-
Series #83FB1	1983 Ferrari 512 BBi	1,831	-
Series #98DV1	1998 Dodge Viper GTS-R	799	-
Series #06FS1	2006 Ferrari F430 Spider	879	-
Series #93XJ1	1993 Jaguar XJ220	540	-
Series #02AX1	2002 Acura NSX-T	403	-
Series #99LE1	1999 Lotus Esprit Sport 350	215	-
Series #91MV1	1991 Mitsubishi 3000VT GR4	183	-
Series #92LD1	1992 Lancia Delta Martini 5 Evo	23	-
Series #94DV1	1994 Dodge Viper RT/10	79	-
RSE Collection		19,878	22,618
Total Operating Expenses		$ 46,465	$ 25,735

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that these expenses for the year ended December 31, 2018 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

6.Capital Assets:

Automobile assets are recorded at cost. The cost of the automobile includes the purchase price, including any deposits for the automobiles funded by the Manager and “Acquisition Expenses,” which include transportation of the automobile to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats automobile assets as collectible and therefore the Company will not depreciate or amortize the collectible automobile assets going forward. The collectible automobiles are considered long-lived assets

F-26

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible automobile assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible automobile assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired automobile after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Collection” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet.

The Company, through loans from the Manager, officers of the Manager and third-parties invested in collectible automobile assets. The total investment in collectible automobile assets was $5,384,780 from inception of the Company in August of 2016 through December 31, 2018.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but may be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Acquisition Expenses are capitalized into the cost of the automobile as per the table below.

Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions. For the year ended December 31, 2018, $48,106 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible automobiles and other acquisition related expenses were incurred vs. $24,040 for the year ended December 31, 2017, bringing the total Acquisition Expenses to $74,796 since the inception of the Company in August of 2016.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(1)Offering for Series Interests closed at December 31, 2018 and Underlying Asset owned by applicable Series.

(2)At December 31, 2018 owned by RSE Collection, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

F-28

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Operating Loss for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2018, the following offerings for Series Interests had closed:

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

RSE Collection, LLC, as the master series of the Company intends to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) per membership interest will be computed by dividing net income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

Other than Series #77LE1, which is not separately disclosed, none of the Series of the Company had closing offerings for the year ended December 31, 2017, and as such there is no earnings (loss) per membership interest to report.

As of the year ended December 31, 2018, 16 Series, excluding Series #77LE1, had closed offerings and the losses per membership interest for each Series were as follows:

Earnings (Loss) Per Membership Interest (EPMI)
Applicable Series	Automobile	Net Loss	Membership Interests	EPMI	2018
Series #69BM1	1969 Boss 302 Mustang	$ (3,473)	2,000	($1.74)	($1.74)
Series #85FT1	1985 Ferrari Testarossa	(4,173)	2,000	(2.09)	(2.09)
Series #88LJ1	1988 Lamborghini Jalpa	(2,868)	2,000	(1.43)	(1.43)
Series #55PS1	1955 Porsche Speedster	(3,680)	2,000	(1.84)	(1.84)
Series #95BL1	1995 BMW M3 Lightweight	(1,768)	2,000	(0.88)	(0.88)
Series #89PS1	1989 Porsche 911 Speedster	(790)	2,000	(0.40)	(0.40)
Series #90FM1	1990 Ford Mustang 7Up Edition	(1,176)	2,000	(0.59)	(0.59)
Series #83FB1	1983 Ferrari 512 BBi	(1,831)	5,000	(0.37)	(0.37)
Series #98DV1	1998 Dodge Viper GTS-R	(799)	2,000	(0.40)	(0.40)
Series #06FS1	2006 Ferrari F430 Spider	(879)	5,000	(0.18)	(0.18)
Series #93XJ1	1993 Jaguar XJ220	(540)	5,000	(0.11)	(0.11)
Series #02AX1	2002 Acura NSX-T	(403)	2,000	(0.20)	(0.20)
Series #99LE1	1999 Lotus Esprit Sport 350	(215)	2,000	(0.11)	(0.11)
Series #91MV1	1991 Mitsubishi 3000VT GR4	(183)	2,000	(0.09)	(0.09)
Series #92LD1	1992 Lancia Delta Martini 5 Evo	(23)	3,000	(0.01)	(0.01)
Series #94DV1	1994 Dodge Viper RT/10	(79)	2,000	(0.04)	(0.04)

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers.

Officer and Affiliate Loans

Individual officers and affiliates of the Manager have made loans to the Company to facilitate the purchase of collectible automobiles prior to the closing of a Series’ offering.  Each of the loans and related interest have been paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager and the Broker and their respective affiliates, from the proceeds of a closed offering, the automobiles was transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another automobile.

The table below indicates the timing of the loans made to the Company by officers and affiliates of the Manager and the associated accrued interest and principal payments made at the timing of the respective Series associated with the Underlying Assets originally acquired by the respective loans. For any future series for which the Company receives a loan to finance the acquisition of the Underlying Asset, the Company intends to repay any such outstanding related-party loans plus accrued interest upon completion of the applicable related offerings.

Related Party Transactions: Officer and Affiliate Loans
Loan	Series	Principal	Accrued Interest	Status	Loan Date	Annual Interest Rate	Offering Closed Date
Loan 1	#77LE1	$ 69,400	$ 241	Repaid from proceeds	10/3/2016	0.66%	4/13/2017
Loan 2	#69BM1	97,395	821	Repaid from proceeds	10/31/2016	0.66%	2/9/2018
Loan 4	#85FT1	47,500	401	Repaid from proceeds	6/1/2017	1.18%	2/16/2018
Loan 3	#88LJ1	119,676	1,126	Repaid from proceeds	11/23/2016	0.68%	4/12/2018
Loan 5	#55PS1	20,000	228	Repaid from proceeds	7/1/2017	1.22%	6/6/2018
Loan 6	#55PS1	100,000	550	Repaid from proceeds	2/15/2018	1.81%	6/6/2018
Loan 7	#93XJ1	25,000	336	Repaid from proceeds	3/2/2018	1.96%	11/7/2018
Loan 8	#95BL1	10,000	60	Repaid from proceeds	3/30/2018	1.96%	7/12/2018
Loan 9	#93XJ1	145,000	4,767	Repaid from proceeds	3/2/2018	10.00%	7/1/2018
Loan 10	#98DV1	80,000	513	Repaid from proceeds	6/28/2018	2.34%	10/6/2018
Loan 11	#02AX1	100,000	481	Repaid from proceeds	9/21/2018	2.51%	11/30/2018
Loan 12	#99LE1	62,100	243	Repaid from proceeds	10/9/2018	2.55%	12/4/2018
Additional		1,900	-	Repaid additional amount outstanding			6/6/2018
Amounts repaid as of 12/31/2018		$ (877,971)	$ (9,767)
Balance 12/31/2018		$ -	$ -

Note: $1,900 additional loan not related to a specific Underlying Asset, originally intended for additional Underlying Asset acquisitions, but repaid.

Note: Principal not including $205,000 and accrued interest not including $309 related to the J.J. Best third-party loan.

As of December 31, 2018, no loans were outstanding to either officers or affiliates of the Manager.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE D €EBT

In addition to loans from officers or affiliates of the Manager, the Company from time to time will receive loans from third-party lenders for the purposes of financing automobile acquisitions or acquisition related expenses.

As of December 31, 2018, no debt was outstanding to any third-party lenders.

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular automobile asset and Operating Expenses related to the management of such automobile assets.

Fees and expenses related to the purchase of an underlying automobile asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying automobile assets or the number of automobiles, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology by Category

Revenue: Revenues from the anticipated commercialization of the collection of automobiles will be allocated amongst the Series whose underlying automobiles are part of the commercialization events, based on the value of the underlying automobile assets. No revenues have been generated to date.

Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series. For the offerings for Series #77LE1, Series #69BM1, Series #85FT1, Series #88LJ1 and Series #55PS1, no custody agreement was in place prior to the close of the offerings, and as such, no Custody Fee was due at the time of closing. Should a Custody Fee become applicable for these offerings at a later date, the costs will be borne by the Manager and the Manager will not be reimbursed. For all subsequent offerings, the Custody Fee will be paid for from the proceeds of the offering.

Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

Insurance: based on the premium rate allocated by value of the Underlying Assets

Storage: based on the number of Underlying Assets

NOTE F - DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series and revenue to the Manager.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2018, no distributions or management fees were paid by the Company or in respect of any Series.

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE G € INCOME TAX

As of December 31, 2018, each individual Series has elected to be treated as a corporation for tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates for each year is shown below. RSE Collection has elected to be treated as a partnership; thus, year ended December 31, 2018 and 2017 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Year Ended December 31, 2018:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$ (3,707)	$ 3,707	$ -
Series #69BM1	(3,473)	3,473	-
Series #85FT1	(4,173)	4,173	-
Series #88LJ1	(2,868)	2,868	-
Series #55PS1	(3,680)	3,680	-
Series #95BL1	(1,768)	1,768	-
Series #89PS1	(790)	790	-
Series #90FM1	(1,176)	1,176	-
Series #83FB1	(1,831)	1,831	-
Series #98DV1	(799)	799	-
Series #06FS1	(879)	879	-
Series #93XJ1	(540)	540	-
Series #02AX1	(403)	403	-
Series #99LE1	(215)	215	-
Series #91MV1	(183)	183	-
Series #92LD1	(23)	23	-
Series #94DV1	(79)	79	-
Total	$ (26,587)	$ 26,587	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Year Ended December 31, 2017:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #77LE1	$ (3,117)	$ 3,117	$ -

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE G € INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2018, consisting of net operating losses, were as follows:

Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #77LE1	$ (6,824)	$ 6,824	$ -
Series #69BM1	(3,473)	3,473	-
Series #85FT1	(4,173)	4,173	-
Series #88LJ1	(2,868)	2,868	-
Series #55PS1	(3,680)	3,680	-
Series #95BL1	(1,768)	1,768	-
Series #89PS1	(790)	790	-
Series #90FM1	(1,176)	1,176	-
Series #83FB1	(1,831)	1,831	-
Series #98DV1	(799)	799	-
Series #06FS1	(879)	879	-
Series #93XJ1	(540)	540	-
Series #02AX1	(403)	403	-
Series #99LE1	(215)	215	-
Series #91MV1	(183)	183	-
Series #92LD1	(23)	23	-
Series #94DV1	(79)	79	-
Total	$ (29,704)	$ 29,704	-

Note: Series #77LE1 has not been broken out as a separate Series but is included in the table above.

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

F-35

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through April 30, 2019.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #72MC1 Interest	Series #72MC1	1972 Mazda Cosmo Sport Series II	$124,500	December 28,2018	January 4,2019	Closed

• Purchase Option Agreement to acquire a majority equity stake (57%) in the Underlying Asset for $65,200, entered on 11/05/2018
• $124,500 Offering closed on 01/04/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 40% of Interests

Series #00FM1 Interest	Series #00FM1	2000 Ford Mustang Cobra R	49,500	December 21, 2018	January 4, 2019	Sold

• Acquired Underlying Asset for $43,000 on 10/12/2018 financed through a non-interest-bearing payment from the Manager
• $49,500 Offering closed on 01/04/2019 and payment made by the Manager and other obligations were paid through the proceeds
• $60,000 acquisition offer for Series Ford Mustang Cobra R accepted on 04/15/2019 with subsequent cash distribution to the Investors and dissolution of the Series

Series #06FG1 Interest	Series #06FG1	2006 Ford GT	$320,000	December 14, 2018	January 8, 2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $309,000 entered on 10/23/2018
• Down-payment of $20,000 on 10/26/2018 and final payment of $289,000 on 12/12/2018 were made and financed through non-interest-bearing payments from the Manager
• $320,000 Offering closed on 01/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

Series #11BM1 Interest	Series #11BM1	2011 BMW 1M	$84,000	January 8, 2019	January 25, 2019	Closed

• Purchase Option Agreement to acquire Underlying Asset for $78,500 entered on 10/20/2018
• Down-payment of $7,850 on 10/26/2018 and final payment of $70,650 on 01/25/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 01/25/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series #80LC1 Interest	Series #80LC1	1980 Lamborghini Countach LP400 S Turbo	$635,000	January 17, 2019	February 8, 2019	Closed

• Purchase Option Agreement to acquire a majority equity stake (92.5%) in Underlying Asset entered on 08/01/2018 for a total cash consideration of $562,375 which valued the Underlying Asset at $610,000
• Down payment of $60,000 on 08/10/2018 and final payment of $502,375 on 09/13/2018 were made and financed through non-interest-bearing payments from the Manager
• $635,000 Offering closed on 02/08/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds
• The Automobile Seller ultimately retained 7.50% of Interests

Series #02BZ1 Interest	Series #02BZ1	2002 BMW Z8	$195,000	January 6, 2019	February 8, 2019	Closed

• Purchase Agreement to acquire Underlying Asset for $185,000 entered on 10/18/2018
• Down-payment of $18,500 on 10/18/2018 and final payment of $166,500 on 12/14/2018 were made and financed through non-interest-bearing payments from the Manager
• $195,000 Offering closed on 02/08/2019 and all obligations under the Purchase Agreement and other obligations repaid with the proceeds

Series #88BM1 Interest	Series #88BM1	1988 BMW E30 M3	$141,000	January 11, 2019	February 25, 2019	Closed

• Acquired Underlying Asset for $135,000 on 11/18/2018 financed through a non-interest-bearing payment from the Manager
• $141,000 Offering closed on 02/25/2019 and payment made by the Manager and other obligations were paid through the proceeds

RSE COLLECTION, LLC

Notes to Audited Consolidated Financial Statements

NOTE H - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #63CC1 Interest	Series #63CC1	1963 Chevrolet Corvette Split Window	$126,000	March 8, 2019	March 18, 2019	Closed

• Acquired Underlying Asset for $120,000 on 11/21/2018 financed through a non-interest-bearing payment from the Manager
• $126,000 Offering closed on 03/18/2019 and payment made by the Manager and other obligations were paid through the proceeds

Series #76PT1 Interest	Series #76PT1	1976 Porsche 911 Turbo Carrera	$189,900	March 15, 2019	March 22, 2019	Closed

• Acquired the Underlying Asset for $179,065 on 11/27/2018 financed through a non-interest-bearing payment from the Manager

• $189,900 Offering closed on 03/22/2019 and payment made by the Manager and other obligations were paid through the proceeds

Series #75RA1 Interest	Series #75RA1	1975 Renault Alpine A110 1300	$84,000	March 29, 2019	April 9, 2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $75,000 entered on 12/22/2018
• Down-payment of $7,500 on 01/11/2019 and final payment of $67,500 on 03/23/2019 were made and financed through non-interest-bearing payments from the Manager
• $84,000 Offering closed on 04/09/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #65AG1 Interest	Series #65AG1	1965 Alfa Romeo Giulia Sprint Speciale	$178,500	April 5, 2019	April 16, 2019	Closed

• Acquired Underlying Asset for $170,000 on 11/29/2018 financed through a non-interest-bearing payment from the Manager
• $178,500 Offering closed on 04/16/2019 and payments made by the Manager and other obligations were paid through the proceeds

Series #93FS1 Interest	Series #93FS1	1993 Ferrari 348TS Serie Speciale	$137,500	April 12, 2019	April 22, 2019	Closed

• Purchase Option Agreement to acquire the Underlying Asset for $130,000 entered on 01/14/2019

• Down-payment of $10,000 on 01/19/2019 and final payment of 120,000 on 04/20/2019 were made and financed through non-interest-bearing payments from the Manager

• $137,500 Offering closed on 04/22/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series #90MM1 Interest	Series #90MM1	1990 Mazda Miata MX-5	$26,600	April 17, 2019	April 26, 2019	Closed

• Purchase Option Agreement to acquire the Underlying Asset for $22,000 entered on 01/23/2019
• Underlying Asset was acquired on 03/30/2019 with payment of $22,000 financed through a non-interest-bearing payment from the Manager
• $26,600 Offering closed on 04/26/2019 and all obligations under the Purchase Option Agreement and other obligations repaid with the proceeds

Series #61JE1 Interest	Series #61JE1	1961 Jaguar E-Type	$246,000	April 19, 2019	April 26, 2019	Closed

• Acquired Underlying Asset for $235,000 on 12/22/2018 financed through a $235,000 non-interest-bearing payment from the Manager
• $246,000 Offering closed on 04/26/2019 and payments made by the Manager and other obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On March 20, 2019, the Company received an unsolicited take-over offer for Series Ford Mustang Cobra R, the Underlying Asset for Series #00FM1, in the amount of $60,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series Ford Mustang Cobra R. The purchase and sale agreement was executed on April 15, 2019.

Asset Commercialization and Facilities

As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City. No revenues have been generated through the showroom as of the date of this filing.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Third Amended and Restated Operating Agreement

Exhibit 3.1 – Series Designation for Series #77LE1 (1)

Exhibit 3.2 – Amended and Restated Series Designation for Series #69BM1 (1)

Exhibit 3.3 – Series Designation for Series #88LJ1 (3)

Exhibit 3.4 – Series Designation for Series #85FT1 (3)

Exhibit 3.5 – Series Designation for Series #55PS1 (3)

Exhibit 3.6 – Amended and Restated Series Designation for Series #83FB1 (7)

Exhibit 3.7 – Amended and Restated Series Designation for Series #93XJ1 (7)

Exhibit 3.8 – Series Designation for Series #95BL1 (6)

Exhibit 3.9 – Series Designation for Series #90FM1 (7)

Exhibit 3.10 – Series Designation for Series #89PS1 (7)

Exhibit 3.11 – Series Designation for Series #98DV1 (8)

Exhibit 3.12 – Series Designation for Series #80LC1 (8)

Exhibit 3.13 – Series Designation for Series #72FG1 (8)

Exhibit 3.14 – Series Designation for Series #06FS1 (9)

Exhibit 3.15 – Series Designation for Series #94DV1 (9)

Exhibit 3.16 – Amended and Restated Series Designation for Series #91MV1 (10)

Exhibit 3.17 – Series Designation for Series #02AX1 (9)

Exhibit 3.18 – Series Designation for Series #92LD1 (9)

Exhibit 3.19 – Series Designation for Series #99LE1 (9)

Exhibit 3.20 – Series Designation for Series #91GS1 (9)

Exhibit 3.21 – Series Designation for Series #99FG1 (9)

Exhibit 3.22 – Series Designation for Series #88PT1 (9)

Exhibit 3.23 – Second Amended and Restated Series Designation for Series #90ME1 (13)

Exhibit 3.24 – Series Designation for Series #82AB1 (9)

Exhibit 3.25 – Series Designation for Series #00FM1 (10)

Exhibit 3.26 – Series Designation for Series #94LD1 (10)

Exhibit 3.27 – Series Designation for Series #02BZ1 (10)

Exhibit 3.28 – Series Designation for Series #88BM1 (10)

Exhibit 3.29 – Series Designation for Series #11BM1 (10)

Exhibit 3.30 – Series Designation for Series #03PG1 (10)

Exhibit 3.31 – Series Designation for Series #06FG1 (10)

Exhibit 3.32 – Series Designation for Series #72MC1 (10)

Exhibit 3.33 – Amended and Restated Series Designation for Series #65AG1 (13)

Exhibit 3.34 – Series Designation for Series #76PT1 (11)

Exhibit 3.35 – Series Designation for Series #63CC1 (11)

Exhibit 3.36 – Series Designation for Series #65FM1 (11)

Exhibit 3.37 – Series Designation for Series #61MG1 (11)

Exhibit 3.38 – Amended and Restated Series Designation for Series #82AV1 (13)

Exhibit 3.39 – Series Designation for Series #91DP1 (11)

Exhibit 3.40 – Series Designation for Series #61JE1 (12)

Exhibit 3.41 – Amended and Restated Series Designation for Series #75RA1 (13)

Exhibit 3.42 – Series Designation for Series #93FS1 (12)

Exhibit 3.43 – Amended and Restated Series Designation for Series #90MM1 (13)

Exhibit 3.44 – Series Designation for Series #87FF1 (12)

Exhibit 3.45 – Series Designation for Series #12MM1 (12)

Exhibit 3.46 – Series Designation for Series #88LL1

Exhibit 3.47 – Series Designation for Series #89FT1

Exhibit 3.48 – Series Designation for Series #99SS1

Exhibit 3.49 – Series Designation for Series #66AV1

Exhibit 3.50 – Series Designation for Series #92CC1

Exhibit 3.51 – Series Designation for Series #94FS1

III-1

Exhibit 4.39 – Standard Form of Subscription Agreement (12)

Exhibit 6.75 – Standard Form of Asset Management Agreement

Exhibit 8.1 – Form of Escrow Agreement (1)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Nixon Peabody LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to the Company’s Form 1-A POS filed with the Commission on August 21, 2017

(4)Previously filed as an Exhibit to Amendment 2 to the Company’s Form 1-A POS filed with the Commission on December 18, 2017

(5)Previously filed as an Exhibit to Amendment 4 to the Company’s Form 1-A POS filed with the Commission on February 20, 2018

(6)Previously filed as an Exhibit to Amendment 5 to the Company’s Form 1-A POS filed with the Commission on May 11, 2018

(7)Previously filed as an Exhibit to Amendment 6 to the Company’s Form 1-A POS filed with the Commission on June 22, 2018

(8)Previously filed as an Exhibit to Amendment 7 to the Company’s Form 1-A POS filed with the Commission on August 24, 2018

(9)Previously filed as an Exhibit to Amendment 8 to the Company’s Form 1-A POS filed with the Commission on October 15, 2018

(10)Previously filed as an Exhibit to Amendment 10 to the Company’s Form 1-A POS filed with the Commission on November 16, 2018

(11)Previously filed as an Exhibit to Amendment 11 to the Company’s Form 1-A POS filed with the Commission on December 19, 2018

(12)Previously filed as an Exhibit to Amendment 12 to the Company’s Form 1-A POS filed with the Commission on January 31, 2019

(13)Previously filed as an Exhibit to Amendment 13 to the Company’s Form 1-A POS filed with the Commission on February 25, 2019

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	May 2, 2019

/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	May 2, 2019
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	May 2, 2019